                                                                    EXHIBIT 10.6

                                      LEASE

                               925 PAGE MILL ROAD

                       THE BOARD OF TRUSTEES OF THE LELAND
                           STANFORD JUNIOR UNIVERSITY
                                   (LANDLORD)

                          GENENCOR INTERNATIONAL, INC.
                                    (TENANT)

                                  MAY 22, 1995

                                TABLE OF CONTENTS

1.      BASIC LEASE INFORMATION........................................1
2.      DEFINITIONS....................................................2
3.      LEASE OF PREMISES..............................................6
4.      ACCEPTANCE OF PREMISES; LANDLORD'S INDEMNIFICATION.............7
5.      USE...........................................................12
6.      TERM..........................................................13
7.      RENT; ADDITIONAL RENT.........................................13
8.      RULES AND REGULATIONS AND COMMON AREA.........................16
9.      PARKING.......................................................16
10.     COMMON AREA EXPENSES..........................................17
11.     INITIAL CONSTRUCTION AND ALTERATIONS..........................18
12.     MAINTENANCE AND REPAIRS; NO WASTE.............................25
13.     UTILITIES AND SERVICES........................................25
14.     TAXES.........................................................26
15.     LIENS.........................................................28
16.     COMPLIANCE WITH LAWS; INSURANCE REQUIREMENTS..................28
17.     ASSIGNMENT....................................................29
18.     SUBLETTING....................................................31
19.     INSURANCE.....................................................32
20.     INDEMNITY AND RELEASE.........................................35
21.     APPROPRIATION, DAMAGE OR DESTRUCTION..........................36
22.     LEASEHOLD MORTGAGES...........................................41
23.     LANDLORD'S RIGHT OF INSPECTION................................41
24.     EVENT OF DEFAULT AND LANDLORD'S REMEDIES......................41
25.     LANDLORD'S RIGHT TO CURE DEFAULTS.............................44
26.     SURRENDER OF THE PREMISES.....................................45
27.     HAZARDOUS MATERIALS...........................................46
28.     SUBORDINATION.................................................48
29.     USE OF NAME...................................................49
30.     SIGNS.........................................................49
31.     REPRESENTATIONS AND WARRANTIES................................50
32.     NO WAIVER BY LANDLORD.........................................51
33.     CERTIFICATES OF ESTOPPEL......................................51
34.     NO PARTNERSHIP................................................51
35.     NO DEDICATION.................................................52
36.     NO THIRD PARTY BENEFICIARIES..................................52
37.     NOTICES.......................................................52
38.     FINANCIAL STATEMENTS..........................................52
39.     ARBITRATION OF DISPUTES.......................................53
40.     HOLDING OVER..................................................54
41.     NONDISCRIMINATION.............................................54
42.     GENERAL PROVISIONS............................................54

        Exhibit A - Base Rent Schedule

        Exhibit B- Initial Improvements; List of Plans and Specifications

        Exhibit C- Site Plan of Complex

        Exhibit C-1 - Site Plan with Parking Designation

        Exhibit D - List of Current Access Agreements

        Exhibit E- Method of Determining Renewal Rental

        Exhibit F- Inventory of Improvements other than Tenant's Property

        Exhibit G- Inventory of Tenant's Property

        Exhibit H- Disbursement of Base Building Funding

        Exhibit I - Form of Tri Party Agreement

        Exhibit J - List of Tenant's Due Diligence Reports

        Exhibit K - List of Ground' Leases, Mortgages, Deeds of Trust

        Exhibit L - Pre-Lease Access Agreement

                                      LEASE

        THIS LEASE is made and entered into as of May 22, 1995, by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("Landlord") and GENENCOR INTERNATIONAL, INC., a corporation ("Tenant").

1. BASIC LEASE INFORMATION

        The following is a summary of basic lease information. Each term or item in this Article 1 shall be deemed to incorporate all of the provisions set forth below pertaining to such term or item and to the extent there is any conflict between the provisions of this Article 1 and any more specific provision of this Lease, the more specific provision shall control.

Landlord:                                         The Board of Trustees of the
                                                  Leland Stanford Junior University

Address of Landlord:                              Stanford Management Company
                                                  2770 Sand Hill Road
                                                  Menlo Park, CA 94025-3065
                                                  Attention:

Tenant:                                           Genencor International, Inc.
                                                  a Delaware corporation

Address of Tenant:                                Prior to Occupancy:
                                                          180 Kimball Way
                                                          South San Francisco CA 94080
                                                          Attention:  A. Franklin Rice

                                                  After Occupancy:  The Premises
                                                          Attention:  A. Franklin Rice

                                                  With copies to:
                                                          Genencor International, Inc.
                                                          4 Cambridge Place
                                                          1870 South Winton Road
                                                          Rochester NY 14618
                                                          Attention:  Stuart Melton

Term (Article 6):                                 Commencing on May 22, 1995 (the "Commencement
                                                  Date")

                                                  Expiring on March 31, 2017 (the "Expiration

                                                  Date")

Renewal Options (Article 6):                      2 options; 3 years each

Base Rent (Article 7):                            See Exhibit A

Rent Commencement Date (Article 7):               April 1, 1997

Use (Article 5):                                  Technological research and
                                                  development, unrestricted use of
                                                  fermentation and cell culture
                                                  systems at capacities up to
                                                  30,000 liters, and related
                                                  administrative uses,
                                                  including, for example,
                                                  internal marketing, sales and
                                                  in-house legal functions.

Description of Initial Improvements (Article 11):  See Exhibit B

2. DEFINITIONS

        As used in this Lease, the following terms shall have the following meanings, applicable, as appropriate, to both the singular and plural forms of the terms herein defined:

        "Additional Rent" is as defined in Article 7.

        "Alterations" means any additional improvements, alterations, remodeling, or reconstruction of or to the Initial Improvements after the completion of the initial construction of the Initial Improvements, including, if Tenant exercises the Incubator Option, the Incubator Building.

        "Applicable Laws" means all applicable laws, codes, ordinances, orders, rules, regulations and requirements, of all federal, state, county, municipal and other governmental authorities and the departments, commissions, boards, bureaus, instrumentalities, and officers thereof relating to or affecting the Premises, the improvements now or hereafter located on the Premises or the use, operation or occupancy of the Premises for the purposes permitted hereunder, whether now existing or hereafter enacted, including Environmental Laws.

        "Appropriation" means any taking by exercise of right of condemnation (direct or inverse) or eminent domain, or requisitioning by military or other public authority for any purpose arising out of a temporary emergency or other temporary circumstance or sale under threat of condemnation. "Appropriated" means having been subject to such taking and "Appropriating" means exercising such taking authority.

        "Award" means the amount paid by the Appropriating authority as a result of an Appropriation.

        "Base Rent" means the amounts set forth in attached Exhibit A payable in accordance with Article 7.

        "Basic Lease Information" means the information contained in Article 1.

        "Building Shell" is as defined in attached Exhibit H

        "Building Shell Funding" means the allowance for the Building Shell provided by Landlord pursuant to Section 11.13 below.

        "City" means the City of Palo Alto.

        "Commencement Date" is as stated in Article 1.

        "Complex" is as defined in Article 3.

        "Common Area" is as defined in Article 8.

        "Comply with Environmental Laws" or "Compliance with Environmental Laws" means to comply, or be in compliance, with all Environmental Laws.

        "Environmental Laws" means any cleanup and abatement orders, waste discharge requirements or other administrative or judicial orders, agreements or decrees issued to Landlord or any Tenant Indemnitee by the Regional Water Quality Control Board, San Francisco Bay Region, the United States Environmental Protection Agency, or the California Environmental Protection Agency or any other governmental agency having jurisdiction with respect to the Complex, and any and all laws, statutes, ordinances, rules, regulations, and requirements of any governmental authority applicable to the use, storage, handling, transportation, remediation, removal, production, disposal, discharge, release or emission of any Hazardous Material in, on, under or from the Complex.

        "Expiration Date" is as stated in Article 1.

        "Event of Default" is as defined in Article 24.

        "Existing Site" means the site of the Complex as described in Exhibit C, in its existing condition as of the date hereof, prior to the construction of the Initial Improvements, any improvements to the Common Area or the Phase II Building.

        "First Class" means having a standard of condition, maintenance, repair and operation equal to or better than the average standards prevailing for research and development facilities in the Stanford Research Park.

        "Full Insurable Replacement Value" is as defined in Section 19.1.

        "Hazardous Material" is as defined in Article 27.

        "Hazardous Materials Occurrence" means any use, treatment, keeping, storage, sale, release or discharge of any Hazardous Materials from, on, about, under or into the Premises or the Complex that are or were attributable to the activities of Tenant or any of Tenant's Agents, excluding however, any activities of the Pre-Lease Geotechnical Consultant pursuant to the Pre-Lease Geotechnical Contract.

        "Improvements" means all landscaping, buildings and other structures and improvements, and fixtures thereto, constructed, planted, or installed on the Premises by Tenant, including, without limitation, the Initial Improvements to be constructed by Tenant in accordance herewith and any subsequent Alterations. Improvements excludes Tenant's Property.

        "Incubator Building" is as defined in Section 3.2.

        "Initial Improvements" means the initial improvements, consisting of an approximately 124,000 square foot building and related improvements to be constructed by Tenant on the Existing Site pursuant to Article 11, as generally described in attached Exhibit B and as more particularly described in the Plans and Specifications.

        "Interest Rate" means the lesser of (i) the rate of interest charged by Bank of America N.T. & S.A. at its offices in San Francisco (or, if the Bank of America is no longer a national bank with offices in San Francisco, such other national bank with offices in San Francisco as Landlord may designate) as its prime or reference rate, plus 2% , or (ii) the highest rate permitted under Applicable Laws, compounded monthly.

        "Lease Year" shall mean each successive twelve month period commencing on the Rent Commencement Date, provided that the last Lease Year shall end on the Termination Date. Notwithstanding that for purposes of this definition the first Lease Year commences on the Rent Commencement Date, this Lease shall commence upon the Commencement Date.

        "Leasehold Mortgage" is as defined in Article 22.

        "Permitted Sublease" is as defined in Article 18.

        "Phase II Building" means an approximately 50,000 square foot 2 or 3 story building to be constructed by Landlord and located as shown on the Site Plan. The exterior appearance and elevations of the Phase II Building and any change in the location of the Phase II Building from that shown on the Site Plan shall be subject to the reasonable approval of Tenant. A rendering of the design of the Phase II Building approved by Tenant is attached to the Site Plan. The Phase II Building shall be used for office, research and development or other uses consistent with uses in the Stanford Research Park.

        "Plans and Specifications" means the plans and specifications for the initial Improvements identified on Exhibit B attached hereto, which Plans and Specifications have been approved by Landlord, and any subsequent changes or additions thereto approved in writing by Landlord where such approval is required hereunder.

        "Pre-Lease Access Agreement" means that certain Access and Indemnity Agreement dated March 13, 1995, by and between Landlord and Tenant, a copy of which is attached hereto as Exhibit L.

        "Pre-Lease Geotechnical Consultant" means Lowney Associates, and its subcontractors, and their respective employees or agents under the Pre-Lease Geotechnical Contract.

        "Pre-Lease Geotechnical Contract" means the contract between Tenant and Lowney Associates dated March 13, 1995.

        "Premises" is as defined in Article 3.

        "Real Property Taxes" is as defined in Section 14.1.

        "Renewal Options" is as defined in Section 6.2.

        "Renewal Term" is as defined in Section 6.2.

        "Rent Commencement Date" is as defined in Section 7.1.

        "Rules and Regulations" is as defined in Article 8.

        "Site Plan" means the plan for the development of the Complex approved by Landlord and Tenant, as it may hereafter be modified with the mutual approval of Landlord and Tenant. A copy of the Site Plan approved by Landlord and Tenant as of the date hereof is attached hereto as Exhibit C.

        "Tenant's Agents" means any subtenant of Tenant or any officer, director, employee, licensee, invitee, agent or contractor (or their subcontractors) of Tenant or any subtenant of Tenant. The term "Tenant's Agents" excludes the Pre-Lease Geotechnical Consultant.

        "Tenant's Hazardous Materials" means any Hazardous Materials to the extent attributable to a Hazardous Materials Occurrence.

        "Tenant's Property" is as defined in Section 11.12.

        "Tenant's Proportionate Share" means that fraction, the numerator of which is the square foot area of the Premises (including the Incubator Building, if applicable),and the denominator of which is the sum of the square foot area of the Premises (including the Incubator Building, if applicable) and the Phase II Building. As of the date hereof Tenant's Proportionate Share is 100%.

        "Tenant's Tax Share" means that fraction, the numerator of which is the assessed value of the Premises (including the Incubator Building, if applicable), and the denominator of which is the sum of the assessed value of the Premises (including the Incubator Building, if applicable) and the Phase II Building. As of the date hereof, Tenant's Tax Share is 100%.

        "Term" is as defined in Article 6.

        "Termination Date" shall mean the Expiration Date or such earlier date as this Lease is terminated pursuant to any provision hereof.

        "Transfer" is as defined in Section 17.1.

3. LEASE OF PREMISES

        3.1 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby hires and takes from Landlord, those certain premises (the "Premises") consisting of a building to be developed and constructed on the Existing Site in accordance with Article 11 and the Site Plan, containing approximately 124,000 square feet commonly known as 925 Page Mill Road, Palo Alto, California. Note:
Square footage to be determined based on allowable square footage under applicable Palo Alto zoning and using Palo Alto methodology. The Phase II building to contain 50,000 s.f. and the Initial Improvements, to include up to the total allowable square footage in excess of 50,000 s.f. but not less than 120,000. If Tenant exercises the Incubator Option pursuant to Section 3.2 below, upon the commencement of construction of the Incubator Building, the "Premises" shall include the Incubator Building. The Premises are to be part of a Complex (the "Complex") consisting of the Premises, the Phase II Building, and the surrounding parking lots, landscaping and other improvements. As used herein the term "Complex" shall mean and include all the land outlined and described in the Site Plan, and all the buildings, improvements, fixtures and equipment now or hereafter situated on said land. Notwithstanding the foregoing, unless and until Landlord constructs the Phase II Building for leasing to a tenant other than Tenant, the "Premises" shall consist of the entire Complex. Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth, and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the condition of such performance and observance.

        3.2 Incubator Option.

        (a) Tenant shall have the option, exercisable at any time during the term of this Lease by written notice to Landlord in accordance with Article 37, provided that no event that constitutes, or after notice or the passing of time would constitute, an Event of Default has occurred and is then continuing, to pursue development of an additional building or expansion of the Premises for use primarily as a biotechnology incubator (the "Incubator Building"). The Incubator Building shall be in addition to the Initial Improvements and the Phase II Building. Tenant understands that the Floor Area Ratio ("FAR") allowed under current zoning of the Existing Site accommodates only the Initial Improvements and the Phase II Building and that construction of the Incubator Building may require, among other things, a variance or other special approval from the City. If Tenant exercises its option to pursue development of the Incubator Building, it shall be fully responsible, at Tenant's sole cost and expense, for obtaining all required approvals and permits and for the design and construction of the Incubator Building. The design and construction of the Incubator Building shall be subject to the provisions of Article 11, except that the provisions of Section 11.1 and the first sentence of Section 11.2 shall not apply. The Base Rent due hereunder shall not be affected by the addition of the Incubator Building. Landlord agrees, at no out-of-pocket cost or expense to Landlord, to cooperate with Tenant in obtaining any required approvals for the Incubator Building, provided that the commencement of the process of obtaining such approvals shall be timed so as not to interfere in any way with Landlord's obtaining permits and approvals for the construction of the Phase II Building and, at Landlord's request, Tenant shall defer pursuit for approvals of the Incubator Building until after Landlord has secured all permits for the Phase II Building. Notwithstanding the foregoing, if at any time after January 1, 1999 Landlord has not obtained or has not commenced and is then pursuing obtaining permits and approvals for the Phase II Building and Tenant desires to proceed with obtaining the required approvals for the Incubator Building, Tenant may commence the process of obtaining the necessary approvals for the Incubator Building and the provisions of the preceding sentence regarding the timing and deferral of pursuit of approvals shall no longer apply. In any event, Tenant shall not be entitled to proceed with obtaining permits and approvals for the Incubator Building unless the FAR allowed under then current zoning, with any variance or other exception obtained for the Incubator Building, is sufficient for the 50,000 square foot Phase II Building as well as the Incubator Building. As used herein the term "out-of-pocket cost or expense" does not include costs of Landlord's in-house personnel. Landlord shall obtain Tenant's prior written approval for any reimbursable expenses, provided that Landlord shall have no obligation to take any action under this Section 3.2(a) requiring expenditure of out-of-pocket costs if Tenant fails to approve such expenses.

        (b) If in connection with financing the construction of the Incubator Building or any tenant improvements or equipment to be installed therein, Tenant deems it necessary for the lease of the Incubator Building to be separate from the lease of the Initial Improvements, Landlord and Tenant will enter into a separate lease of the Incubator Building, which lease shall be coterminous with, and on the same terms and conditions as, this Lease except that the use of the premises under such lease shall be restricted to use as a biotechnology incubator and for no other purpose and the Base Rent shall be zero. The lease of the Incubator Building and this Lease shall be cross-defaulted such that any Event of Default under one lease shall constitute an Event of Default under the other lease and Tenant shall not have the option to extend the term of the lease of the Incubator Building unless Tenant exercises the concurrent Renewal Option under this Lease.

4. ACCEPTANCE OF PREMISES; LANDLORD'S INDEMNIFICATION

        4.1 Tenant's Due Diligence. Prior to entering into this Lease, Tenant has made a thorough, independent examination of the Existing Site and matters Tenant considers relevant to Tenant's decision to enter into this Lease, and Tenant is familiar with all aspects of the Existing Site and of the Premises and the Complex as described in the Plans and Specifications and the Site Plan. Without in any way limiting the generality of the foregoing, Tenant's inspection and review has included, to the extent that Tenant in its sole discretion has deemed necessary or appropriate or possible:

        (a) all municipal and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes;

        (b) the physical condition of the Existing Site, including the soils and ground water and the presence or absence of Hazardous Materials on, under or in the vicinity of the Complex and all other physical and functional aspects of the Premises and the Complex as described in the reports listed on attached Exhibit J;

        (c) all easements and access rights pursuant to the agreements listed on attached Exhibit D;

        (d) Tenant's ability to obtain appropriate licenses and satisfy all current licensing requirements under Applicable Laws in effect at the time of execution of this Lease;

        (e) the economics of the business Tenant intends to conduct on the Premises, including without limitation, market conditions and financial viability; and

        (f) Tenant's ability to finance the construction of the Initial Improvements.

        Nothing contained in this Section 4.1 shall in any way limit or otherwise affect Landlord's obligations under this Lease, including, without limitation, Sections 4.3 or 4.7 hereof.

        4.2 Acceptance of the Premises.

        (a) Subject to the terms and provisions contained herein, Tenant specifically agrees to take the Premises in its existing condition and acknowledges that in entering into this Lease, except for representations of Landlord specifically set forth in this Lease, Tenant does not rely on, and Landlord does not make, any express or implied representations or warranties as to any matters including, without limitation, the suitability of the soil or subsoil; any characteristics of the Premises or improvements thereon; the suitability of the Premises for the intended use; the likelihood of deriving business from or other characteristics of The Leland Stanford Junior University; the economic feasibility of the business Tenant intends to conduct on the Premises; Hazardous Materials on, under, or in the vicinity of the Premises; or any other matter. Tenant has satisfied itself as to such suitability and other pertinent matters by Tenant's own inquiries and tests into all matters relevant in determining whether to enter into this Lease.

        (b) Without limitation of the foregoing provisions of this Section 4.2, Tenant represents to Landlord that Tenant is aware that detectable amounts of Hazardous Materials have come to be located on, beneath and/or in the vicinity of the Premises. Tenant has made such investigations and inquiries as it deems appropriate to ascertain the effects, if any, of such substances and contaminants on its operations and persons using the Premises and the Complex. Lessor makes no representation or warranty with regard to the environmental condition of the Premises or the Complex.

        Nothing contained in this Section 4.2 shall in any way limit or otherwise affect Landlord's obligations under this Lease, including, without limitation Sections 4.3 or 4.7 hereof.

        4.3 Landlord's Environmental Indemnification.

        (a) Landlord shall indemnify, defend and hold harmless Tenant, any leasehold mortgagee of Tenant, any purchaser in foreclosure from any leasehold mortgagee of Tenant, any person to whom Tenant assigns its interest in this Lease in compliance with
Article 17 hereof, and any person to whom Tenant sublets all or any portion of the Premises in compliance with Article 18 hereof, and their respective successors, shareholders, officers, directors, employees and agents (Tenant and all such others being herein collectively referred to as "Tenant Indemnitees") from and against any and all claims, demands, actions, suits, orders, proceedings, judgments or injunctions threatened, made, brought, or entered against any Tenant Indemnitee by any federal, state, or local environmental governmental agency, or by any other person (including, without limitation, attorneys fees and expenses resulting therefrom) including, without limitation, those for bodily injury (including death), damage to real or personal property of such person, or costs of response as defined by Section 101(25) of CERCLA, 42 U.S.C. 9601 (25) or any other costs to investigate, abate, remove or remediate as required by an appropriate governmental agency under federal or state law, incurred by such person (collectively referred to herein as "Claims") to the extent such Claims arise out of or in connection with any (i) Hazardous Materials in, on, under or from the Complex other than Tenant's Hazardous Materials, (ii) any violation by Landlord of an Environmental Law, or (iii) acts of any third party present on the Complex pursuant to an agreement entered into by Landlord permitting such party access to the Complex for purposes of testing, monitoring or remediation of Hazardous Materials other than Tenant's Hazardous Materials (collectively referred to herein as "Landlord's Environmental Indemnity Obligations"). Notwithstanding anything to the contrary herein, Landlord's Environmental Indemnity Obligations shall not include any of the following: (a) any Claims to the extent such Claims arise out of or are proximately caused by a breach of any provision of this Lease by Tenant or any other Tenant Indemnitee, (b) any Claims to the extent such Claims arise out of any Tenant's Hazardous Materials, (c) any Claims brought by any employee of Tenant or of any other Tenant Indemnitee where such Claim is covered by worker's compensation insurance maintained by Tenant or such Tenant Indemnitee, and (d) any Claims based on loss of use or occupancy of the Premises or any part thereof by any Tenant Indemnitee, or injury to or inconvenience or interference with Tenant's or any Tenant Indemnitee's business, and any Claims for lost profits or lost revenues of any type or kind resulting therefrom. In no event shall Landlord's Environmental Indemnity Obligations include remediation to standards more stringent than those required by the appropriate governmental agencies in order to Comply with Environmental Laws.

        In case any Claim that is covered by Landlord's Environmental Indemnity Obligations be initiated against any Tenant Indemnitee, then Landlord, upon notice from such Tenant Indemnitee, shall at its sole cost and expense, resist or defend such Claim by attorneys reasonably approved by such Tenant Indemnitee. Notwithstanding the foregoing, a Tenant Indemnitee may retain its own attorneys, and Landlord shall pay the reasonable fees and disbursements of such attorneys (except for fees and expenses for defense of any Claim brought by a Tenant Indemnitee against another Tenant Indemnitee, which shall not be paid by Landlord), to defend or assist in defending any claim, action or proceeding (i) involving potential liability of Five Million Dollars ($5,000,000) or more, (ii) if the Tenant Indemnitee shall have reasonably concluded that there may be a conflict of interest between Landlord and such Tenant Indemnitee in the conduct of the defense of such action (in which case Landlord shall not have the right to direct the defense of such Claim, on behalf of such Tenant Indemnitee), or
(iii) the Claim is for equitable relief against the Tenant Indemnitee and no monetary damages are being sought against the Tenant Indemnitee. Landlord shall not settle any Claim against a Tenant Indemnitee without such Tenant Indemnitee's consent if such settlement involves relief other than the payment of money. No Tenant Indemnitee shall settle any Claim without Landlord's written consent. Any settlement not consented to by Landlord shall not be covered by Landlord's Environmental Indemnity Obligations.

        (b) Landlord agrees to indemnify, defend, and hold harmless Tenant from and against any and all Claims to the extent arising out of or resulting from
(i) any discovery, disturbance or exacerbation of Hazardous Materials in, on, under or around the Complex by the Pre-Lease Geotechnical Consultant in the conduct of its activities pursuant to the Pre-Lease Access Agreement, including; without limitation, in connection with the storage of soil cuttings, whether or not such Claims result from any negligence or misconduct on the part of the Pre-Lease Geotechnical Consultant, or (ii) Landlord's performance of, or failure to perform, Landlord's obligations under Section 4 of the Pre-Lease Access Agreement.

        4.4 Limited Release of Landlord. Tenant, on behalf of itself and the other Tenant Indemnitees, hereby releases Landlord and Landlord's officers, directors, trustees, agents and employees, from any and all of the following:
(a) any Claims to the extent such Claims arise out of or are proximately caused by a breach of any provision of this Lease by Tenant or any other Tenant Indemnitee, (b) any Claims to the extent such Claims arise out of or in connection with any Tenant's Hazardous Materials, (c) any Claims brought by any employee of Tenant or of any other Tenant Indemnitee where such Claim is covered by worker's compensation insurance maintained by Tenant or such Tenant Indemnitee to the extent such Claim is excluded from Landlord's Indemnity Obligations, and (d) any Claims by any Tenant Indemnitee based on loss of use or occupancy of the Premises or any part thereof, or injury to or inconvenience or interference with Tenant's or any Tenant Indemnitee's business, and any Claims for lost profits or lost revenues of any type or kind resulting therefrom.

        In connection with the above release, Lessee hereby waives any and all rights conferred upon it by the provisions of Section 1542 of the California Civil Code, which reads as follows:

                A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

or by the provisions of any similar statute.

        4.5 Rental Abatement. If the discovery, investigation or remediation of Hazardous Materials, other than Tenant's Hazardous Materials, in, on or under the Complex unreasonably interferes with Tenant's use and occupancy of the Premises, then Tenant shall be entitled to a reduction in Base Rent and Additional Rent during the period of such interference in proportion to the degree that Tenant's use and occupancy of the Premises is impaired. If such reduction continues for a period in excess of sixteen (16) months, then either Landlord or Tenant shall have the right, upon not less than thirty (30) days notice, to terminate this Lease, provided, however that this Lease shall not be terminated by Landlord if Tenant gives Landlord written notice, not later than ten (10) business days after receipt of Landlord's notice of termination, that Tenant elects to resume full payment of Base Rent and Additional Rent effective as of the date of termination specified in Landlord's notice and that Tenant irrevocably waives any further rental abatement or right to terminate the Lease based on such impairment. Nothing contained in this
Section 4.5 shall limit or otherwise affect Landlord's obligations under this Lease including, without limitation, Section 4.3 or 4.7 hereof.

        4.6 Access Rights. Tenant acknowledges that Landlord has given Eastman Kodak Company, Aydin Corporation and Varian Associates, Inc. rights of access to the Complex for the purpose of monitoring and remediating soils and groundwater contamination. Landlord represents and warrants to Tenant that Landlord has provided Tenant with copies of all existing agreements between Landlord and any other party, and all other agreements of which the Environmental Manager, Stanford Management Company, has actual knowledge, granting such access to the Complex and that all such agreements are listed on attached Exhibit D. Tenant agrees that Landlord may hereafter grant such rights to the aforesaid entities or to other entities for such purposes provided that (i) such access rights shall not materially and adversely affect Tenant's access to or use of the Premises or use or development of the Phase II Building or the Incubator Building and no such access shall be granted to the inside of the Premises without the written approval of Tenant, which approval shall not be unreasonably withheld, and (ii) Landlord shall give Tenant written notice, together with a copy of the proposed agreement, not less than five (5) business days prior to entering into any additional access agreements. In addition, Landlord shall provide Tenant with written notice of any written notice received by Landlord from any third party requesting any such access. Notwithstanding any other provision of this Lease, Tenant shall have no responsibility or obligation with respect to any such facilities or systems installed by any such third parties, including, without limitation, for any maintenance, repair, replacement or removal. Nothing contained in this Section 4.6 shall limit or otherwise affect Landlord's obligations under this Lease, including, without limitation, Section
4.3 or 4.7 hereof.

        4.7 Landlord's Indemnification. Landlord shall indemnify and hold harmless Tenant and any other Tenant Indemnitee for and from any and all claims, demands, losses, damages, costs and liabilities, including, without limitation, reasonable attorneys fees and costs, resulting from the negligent act or willful misconduct of Landlord or Landlord's agents or employees with respect to the Complex or the Premises or any default by Landlord in the observance or performance of any of Landlord's obligations hereunder. Landlord shall have no obligation under this Section 4.7 or under Section 4.3 above, for any claim, action or proceeding to the extent covered by Tenant's indemnification obligations under this Lease. Landlord's indemnification obligations under
Section 4.3 and this Section 4.7 shall survive any termination of this Lease.

        In case any claim, action or proceeding be brought, made or initiated against any Tenant Indemnitee that is covered by Landlord's indemnification under this Section 4.7, Landlord, upon notice from Tenant, shall at its sole cost and expense, resist, or defend such claim, action or proceeding by attorneys reasonably approved by Tenant. Notwithstanding the foregoing, the Tenant Indemnitee may retain its own attorneys, and Landlord shall pay the reasonable fees and disbursements of such attorneys (except for fees and expenses for defense of any such claim, action or proceeding brought by a Tenant Indemnitee against another Tenant Indemnitee; which shall not be paid by Landlord), to defend or assist in defending any claim, action or proceeding (i) involving potential liability of Five Million Dollars ($5,000,000) or more, (ii) if the Tenant Indemnitee shall have reasonably concluded that there may be a conflict of interest between Landlord and such Tenant Indemnitee in the conduct of the defense of such action (in which case Landlord shall not have the right to direct the defense of such claim, on behalf of such Tenant Indemnitee), or (iii) the claim is for equitable relief against the Tenant Indemnitee and no monetary damages are being sought against the Tenant Indemnitee. Landlord shall not settle any claims, actions or proceedings against a Tenant Indemnitee without such Tenant Indemnitee's consent if such settlement involves relief other than the payment of money. No Tenant Indemnitee shall settle any such claims, actions or proceedings without Landlord's written consent. Any settlement not consented to by Landlord shall not be covered by Landlord's indemnification.

5. USE

        Tenant shall use and occupy the Premises in conformance with Applicable Laws, and only for the following purposes: technological research and development, unrestricted use of fermentation and cell culture systems at capacities up to 30,000 liters, and related administrative uses, including, for example, internal marketing, sales and in-house legal functions, and for no other purpose. Accordingly, the Premises shall be occupied only by a firm or firms whose products or services require substantial technological research. Actual research need not be performed upon the Premises so long as the Premises are occupied only by a firm or firms that do technological research in Alameda, Contra Costa, Marin, Napa, San Mateo, San Francisco, Santa Clara, Santa Cruz, Solano, or Sonoma counties; provided that in such cases such firm or firms shall use the Premises solely for administrative uses that are related to such technological research uses such as finance, marketing, accounting, purchasing, corporate offices, in-house attorney offices, engineering, or similar purposes. Neither Tenant nor any other person shall use the Premises for any other purposes. Notwithstanding the foregoing to the contrary, the Incubator Building shall be used solely as a biotechnology incubator and for no other purposes. Tenant shall not do or permit to be done in the Premises, or do anything in or about the Complex, or bring or keep or permit to be brought or kept in the Premises, or bring or keep in or about the Complex anything that is prohibited by or will in any way increase the existing rate of (unless any such increase is fully paid for by Tenant), or will cause a cancellation of, any insurance covering the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in the Premises, or do anything in or about the Complex that will materially obstruct or interfere with the rights of other tenants or occupants of the Complex or use or allow the Premises to be used for any unlawful purpose. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any fluids or materials that would cause damage in the drainage system of the building. No waste materials or refuse shall be dumped on the Complex or permitted to remain on the outside of the Improvements except in trash containers placed inside exterior enclosures designated by Landlord for that purpose. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Improvements or on any portion of Common Area of the Complex unless otherwise approved by Landlord in its sole discretion. No loudspeaker or other device, system or apparatus which can be heard outside the Premises (except those used for life-safety or security purposes) shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. The provisions of this section are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex.

6. TERM

        6.1 Term. The term of this Lease (the "Term") shall commence on the Commencement Date stated in Article 1 and (unless sooner terminated as hereinafter provided) shall expire on the Expiration Date stated in Article 1.

        6.2 Renewal Options. Tenant shall have two separate options (the "Renewal Options") to extend the term of this Lease for a period of three (3) years (each, a "Renewal Term"). No Renewal Option shall be effective if Tenant is in default under any of the terms or conditions of this Lease, either at the time of exercise of the Renewal Option or the time of commencement of the applicable Renewal Term, unless such default is cured prior to the expiration of any applicable cure period. The first Renewal Option must be exercised, if at all, by written notice from Tenant to Landlord given not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial term of this Lease and the second Renewal Option must be exercised, if at all, by written notice from Tenant to Landlord given not more than fifteen (15) nor less than twelve (12) months prior to the expiration of the first Renewal Term. Such notice given by Tenant to Landlord shall be irrevocable. The Renewal Term shall be upon the same terms and conditions as the original term, except that the annual Base Rent applicable beginning upon the commencement of the Renewal Term shall be equal to the Renewal Rate, determined as provided in Exhibit E attached hereto, which in any event shall not be less than the annual Base Rent payable (without consideration of any rental abatement in connection with damage or destruction) as of the lease year immediately preceding the applicable Renewal Term (provided that, to the extent applicable, any rental abatement then in effect shall continue, as applicable, during the Renewal Term).

        6.3 Termination Option. Tenant shall have the option (the "Early Termination Option") to terminate this Lease effective as of April 1, 2012 (the "Early Termination Date") by giving Landlord written notice of Tenant's election to terminate not later than June 30, 2011. Tenant's exercise of the Early Termination Option shall be irrevocable. If Tenant exercises the Early Termination Option this Lease shall terminate on April 1, 2012. If Tenant fails to exercise the Early Termination Option on or before June 30, 2011, the Early Termination Option shall expire and be of no further force or effect.

7. RENT; ADDITIONAL RENT

        7.1 Base Rent. Tenant agrees to pay to Landlord, in lawful money of the United States of America and Landlord agrees to accept as annual Base Rent for the Premises during the Term the amounts specified in Exhibit A. The annual Base Rent shall be payable monthly in the amounts specified in Exhibit A. Notwithstanding that the Term of this Lease and Tenant's obligation to pay Additional Rent (except as otherwise provided in Section 7.3) shall commence on the Commencement Date, Tenant's obligation to pay Base Rent shall not commence until the Rent Commencement Date. As used herein the term "Rent Commencement Date" means April 1, 1997.

        7.2 Time for Payment. The Base Rent shall be payable in monthly installments as set forth in attached Exhibit A on or before the first day of each month, in advance, commencing on the Rent Commencement Date, without any prior demand and without deductions or setoff.

        7.3 Additional Rent. Commencing upon the Rent Commencement Date, Tenant shall pay to Landlord all charges and other amounts required to be paid by Tenant under this Lease as additional rent ("Additional Rent") including, without limitation, the amounts specified below. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Base Rent. Commencing upon the Commencement Date, Tenant shall pay to Landlord (or pay directly as specified in the applicable Article of this Lease) as Additional Rent the following:

                (1) Tenant's Proportionate Share of expenses for the operation, management, maintenance and repair of the Common Area of the Complex as set forth in Article 10;

                (2) Tenant's Proportionate Share of all utilities relating solely to the Common Area set forth in Article 13;

                (3) Tenant's Tax Share of all Real Property Taxes relating to the Complex as set forth in Article 14 and accruing after June 30, 1996 and prior to the Termination Date;

                (4) Tenant's Proportionate Share of all insurance premiums relating solely to the Common Area, as set forth in Article 19;

                (5) A management fee equal to one percent (1%) of Base Rent.

                (6) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including, without limitation, attorneys' fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts and all damages and reasonable costs and expenses which Landlord may incur by reason of an Event of Default by Tenant.

        Landlord shall pay all Real Property Taxes accruing prior to July 1, 1996. Tenant shall pay all costs of insurance and utilities for the period prior to the Rent Commencement Date in accordance with Article 11.

        7.4 Payment of Additional Rent. Except as otherwise provided in the last sentence of this Section 7.4, Tenant shall pay to Landlord monthly, in advance, Tenant's Proportionate Share of an amount estimated by Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord's actual expenditure for said Additional Rent items. Within ninety (90) days after the end of each calendar year, Landlord shall provide to Tenant a statement of the actual Additional Rent due for the preceding calendar year. Tenant shall pay to Landlord, upon demand, any amount expended by Landlord for said Additional Rent items in excess of said estimated amount, or Landlord shall credit (or refund to Tenant if no further installments of Base Rent or Additional Rent are due hereunder) any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items against the next installments of Base Rent and Additional Rent due hereunder. Landlord shall use reasonable efforts to notify Tenant at least sixty days prior to the commencement of each year of the amount estimated by Landlord to be Tenant's Proportionate Share of Additional Rent items for such calendar year. Such estimates may be revised by Landlord from time to time upon thirty (30) days' prior written notice to Tenant. Tenant shall be entitled during normal business hours and upon reasonable advance notice to audit the books and records of Landlord relating to the Additional Rent expenses within eighteen (18) months after the end of the year to which such expenses relate. Notwithstanding anything to the contrary contained in this Article 7, at all times that the Premises include the entire Complex as provided in Section 3.1, Tenant shall be responsible for and shall pay directly all Real Property Taxes, utilities, insurance premiums, costs of Common Area maintenance and repair, and all other costs relating to the Complex, excepting only costs and obligations relating to Hazardous Materials other than Tenant's Hazardous Materials and any other costs and obligations expressly provided herein to be borne by Landlord without reimbursement by Tenant.

        7.5 Survival of Obligations. The obligations of Tenant and Landlord under this Article 7 shall survive the expiration or other termination of this Lease, and, if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

        7.6 Place of Payment of Base Rent and Additional Rent. All Base Rent and all payments for Additional Rent shall be paid to Landlord at the address specified in the Basic Lease Information or to such other person or to such other place as Landlord may from time to time designate in writing.

        7.7 Late Charge. If Tenant fails to pay any Base Rent or Additional Rent within five (5) days after the date the same is due and payable, such unpaid amounts will be subject to a late payment charge equal to four percent (4%) of the unpaid amounts in each instance; provided however that not more than one time in any twelve month period Tenant shall be entitled to five (5) days prior written notice prior to such late charge applying. The late payment charge has been agreed upon by Landlord and Tenant, after negotiation, as a reasonable estimate of the additional administrative costs and detriment that will be incurred by Landlord as a result of any such failure by Tenant; the actual costs thereof being extremely difficult if not impossible to determine. The late payment charge constitutes liquidated damages to compensate Landlord for its damages resulting from such late payment and shall be paid to Landlord together with such unpaid amounts. Any unpaid Base Rent and Additional Rent (but not the late charge) shall bear interest at the Interest Rate from the date ten (10) days after the date due until paid.

        7.8 Exception. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be obligated under this Lease to pay any tax, charge or fee to the extent such tax, charge or fee is imposed by any governmental authority or agency and is designated by such authority or agency as for remediation of or other costs or expenses related to Hazardous Materials (other than Tenant's Hazardous Materials) in the Complex or the Stanford Research Park or any portion thereof and is not imposed generally on businesses in the City of Palo Alto or County of Santa Clara or State of California.

8. RULES AND REGULATIONS AND COMMON AREA

        Subject to the terms and conditions of this Lease and the Rules and Regulations, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Complex, and their respective employees, invitees and customers (except to the extent of any areas designated for the exclusive use of Tenant) and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities designated on the Site Plan for the general use and convenience of the occupants of the Complex, which areas and facilities are referred to herein and on the Site Plan as "Common Area." This right shall terminate upon the termination of this Lease. No change to the shape, size, location, amount and extent of Common Area shall be made without the prior written approval of Tenant, which approval shall not be unreasonably withheld or delayed. Landlord reserves the right to promulgate such reasonable rules and regulations ("Rules and Regulations") relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Complex provided that any such Rules and Regulations that affect the Premises or the use thereof or access thereto or the parking area for the use of the Premises, shall be subject to the prior written approval of Tenant, which approval shall not be unreasonably withheld or delayed. Such Rules and Regulations shall apply uniformly to all tenants of the Complex provided that Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Complex with any of said Rules and Regulations provided that Landlord shall use reasonable efforts to cause such non-complying tenant to comply. This Article 8 shall not apply unless and until Landlord has entered into one or more leases of the Phase II Building with tenants other than Tenant.

9. PARKING

        9.1 General Provisions. Tenant shall have the right to use not less than 265 parking spaces in the parking areas of the Complex. Until such time as the Phase II Building is leased by Landlord to a tenant other than Tenant, Tenant shall have full use of all parking spaces in the Complex, subject only to such limitations as may be necessary in connection with Landlord's construction of the Phase II Building, if applicable, and are reasonably approved by Tenant. Unless and until the Phase II Building is leased by Landlord to a tenant other than Tenant,

Tenant, at Tenant's sole cost and expense shall be fully responsible for the control, maintenance and repair of the parking areas of the Complex. In any event, Tenant shall not park nor permit Tenant's Agents to park, any inoperative vehicles or equipment on any portion of the common parking area or other Common Areas. If the Phase II Building is leased by Landlord to a tenant other than Tenant, the parking spaces will be specifically designated for use by each of the tenants of the Complex as indicated on the Site Plan attached hereto as Exhibit C-1. Landlord shall not impose any charge or fee for parking except for Common Area charges and except as may be required by any governmental law or regulation; provided that the Base Rent shall be reduced by the net amount, if any, of any such governmental charge or fee that is retained by Landlord in compliance with such law or regulation. Any relocation of said parking spaces designated for Tenant's use shall be subject to the prior written approval of Tenant. Landlord shall not authorize use of the parking areas of the Complex by persons other than licensees, tenants and occupants of the Complex and their respective employees, invitees, licensees, agents and contractors, and Landlord's employees, agents and contractors in connection with the ownership, operation, maintenance, repair and replacement of the Complex.

        9.2 Special Provisions. The following provisions of this Section 9.2 shall apply only if the Phase II Building is leased by Landlord to any tenant other than Tenant: Except as otherwise permitted in connection with the construction of the Initial Improvements, the tenant improvements for the Premises, the Incubator Building, or any Alterations, Tenant shall not, at any time, park, or permit the parking of Tenant's or Tenant's Agents' trucks or other vehicles, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. Tenant hereby authorizes Landlord at Tenant's sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant's employees parking in violation of these provisions, or to attach violation stickers or notices to such vehicles. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

10. COMMON AREA EXPENSES

        10.1 Common Area Expenses. As Additional Rent and in accordance with
Article 7 of this Lease, Tenant shall pay to Landlord Tenant's Proportionate Share of all reasonable out-of-pocket expenses of operation, management, maintenance and repair and, to the extent specifically hereinafter provided with respect to capital items, improvement and replacement of the Common Area of the Complex, including, but not limited to, license, building and sewer permit and inspection fees; security; water and electricity use charges associated with exterior landscaping and lighting, including sewer charges; all charges incurred in the maintenance of landscaped areas, parking lots, sidewalks, driveways; maintenance and, repair of all fixtures and electrical, mechanical and plumbing systems; salaries and employee benefits of unrelated third party personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; and the cost of the following capital items: (i) paving of parking areas and driveways, (ii) capital improvements to the Common Area intended to reduce operating expenses (at least to the extent of the cost of such improvements, amortized over the life of such improvements), provided that any such project the cost of which would exceed $25,000 shall be reasonably agreed upon by Landlord and Tenant, subject to arbitration as hereafter provided to determine if such capital improvements will so reduce operating costs if the parties are unable to agree, and (iii) capital improvements that are required under any governmental law or regulation, provided, however, that with respect to the costs of such capital improvements, Landlord shall amortize its investment in said improvements (together with interest at the rate of ten (10%) percent per annum on the unamortized balance) in accordance with standard accounting practices. Tenant shall have the right upon reasonable notice and during working hours to audit Landlord's records with respect to Common Area expenses and any dispute between Landlord and Tenant with respect to such expenses shall be resolved by arbitration in accordance with Article 39 hereof.

        10.2 Exclusions. Common Area expenses payable by Tenant pursuant hereto as Additional Rent shall not include Landlord's debt repayments; interest on charges; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants or legal fees or costs associated with tenant disputes; depreciation; interest; any amounts payable by Landlord under Sections 4.3 or 4.7; or any costs in addition to the foregoing to the extent they are related to or incurred in connection with the construction or operation of the Phase II Building.

11. INITIAL CONSTRUCTION AND ALTERATIONS

        11.1 Construction of Initial Improvements. Landlord and Tenant acknowledge that Tenant has agreed to construct the Initial Improvements subject to Landlord's performance of Landlord's obligations under Section 11.13 below. Tenant is hereby granted permission and agrees and covenants to use diligent efforts to commence and shall thereafter diligently prosecute, at Tenant's sole cost and expense, the design, development and construction upon the Premises of the Initial Improvements and tenant improvements as described herein and in the Plans and Specifications in accordance with the provisions of this Article 11. Tenant shall use diligent efforts to commence construction of the Initial Improvements no later than, January 1, 1996. Thereafter Tenant diligently shall pursue such construction until completion.

        11.2 Alterations. Tenant shall have the right to make Alterations; provided, however, that any proposed Alteration project involving total expenditures in excess of Fifty Thousand Dollars ($50,000), or affecting in any material way, the structural, exterior or roof elements of the Premises or the elevator, mechanical, electrical (other than relocation, addition, or elimination of electrical outlets), plumbing or life safety systems of the Premises, or requiring any health, safety or environmental approval or any application to a political jurisdiction for rezoning, general plan amendment, variance or a conditional use permit or that, pursuant to any other provision of this Lease, requires Landlord's approval, shall be subject to Landlord's prior written approval (see Section 11.5 below). Any Alterations shall be at Tenant's sole cost and expense, and shall be subject to the terms of this Article 11. Alterations shall be at least equal in quality to the Initial Improvements as originally constructed.

        11.3 Permits and Approvals. Tenant shall be solely responsible for obtaining, at its sole cost and expense, the approval of the City (and any other governmental agencies with jurisdiction) for any general plan amendment, rezoning, variance, conditional use permit, building, electrical and plumbing permits, environmental impact analysis and mitigations imposed thereby, or other governmental action necessary to permit the development, construction and operation of the Initial Improvements and any Alterations in accordance with this Lease. Notwithstanding the foregoing, Tenant shall apply for and prosecute the required governmental review processes for a general plan amendment, rezoning, variance or use permit only through and in the name of Landlord; and Tenant shall not submit to any Environmental Impact Report consultant or other consultant or any public agency information regarding Landlord, Landlord's lands or Landlord's tenants without Landlord's prior written approval except as may be mandated by law or a court of competent jurisdiction. Landlord's approval shall be deemed given if Landlord does not otherwise respond within three (3) business days after receipt of Tenant's written request, or such longer period of time as Landlord and Tenant may agree in writing. Landlord, at no out-of-pocket cost or expense to itself, shall cooperate with Tenant to the extent reasonably required to obtain the approval of the City for the Initial Improvements and any proposed Alterations approved by Landlord hereunder. Tenant shall reimburse Landlord for any out-of-pocket expenses incurred by Landlord in connection with such cooperation. As used herein the term "out-of-pocket expenses" does not include costs of Landlord's in-house personnel. Landlord shall obtain Tenant's prior written approval for any reimbursable expenses; provided that Landlord shall have no obligation to take any action under this Section 11.3 requiring expenditure of out-of-pocket costs if Tenant fails to approve such expenses. Nothing contained herein, however, shall permit or be deemed to permit Tenant to use the Premises for any purpose not expressly permitted under Article 5 hereof.

        11.4 Design.

        (a) The exterior design of the Improvements, including without limitation, the site and general floor plans, landscaping plan and materials, colors, and elevations, shall be subject to the approval of Landlord, which approval may be given or withheld in Landlord's sole discretion, provided that Landlord's approval shall not be unreasonably withheld with respect to any of the foregoing that generally conform with the design of improvements previously approved by Landlord hereunder. In addition, structural plans for the Initial Improvements and any Alterations affecting the structure of any Improvements, shall be subject to Landlord's approval.

        (b) Prior to submittal to the City, Tenant shall submit to Landlord, for Landlord's review, the number required by Landlord (but not more than four) of duplicate sets of design drawings for the proposed Improvements, whether or not they are required by the City to commence the application for governmental design approval. The design drawings shall be subject to Landlord's approval in accordance with Section 11.4(a) above. Tenant shall not apply for any governmental approvals relating to the Initial Improvements or any Alterations until after obtaining Landlord's written approval of the design drawings.

        (c) Prior to finalizing any construction documents that differ materially from any design or other construction documents previously approved by Landlord, Tenant shall submit to Landlord for Landlord's written approval in accordance with Section 11.4(a) above, the number of duplicate sets of such documents required by Landlord (but not more than four), upon which any changes shall be indicated. Landlord's approval shall be deemed given if Landlord does not otherwise respond within seven (7) business days after receipt of Tenant's request for approval.

        11.5 Landlord's Approval. Except where Landlord's approval is expressly stated as being in Landlord's sole discretion, Landlord's approval under this
Article 11 of any matter requiring Landlord's approval hereunder shall not be unreasonably withheld or delayed. Landlord agrees to respond to any request for approval under this Article 11 within thirty (30) days (or such shorter time as may be specifically provided herein) after receipt of Tenant's written request for approval, which response may be approval, disapproval, or a request for additional information or discussion. If Landlord fails to make any response to a written request for approval under this Article 11 within thirty (30) days after the date of Landlord's receipt of such request, then Landlord's approval shall be deemed given if Landlord has continued to fail to respond after ten
(10) days after receipt of a second written notice from Tenant stating the request and stating that Landlord has failed to respond for thirty (30) days and further that Landlord's approval will be deemed given if Landlord continues to fail to make any response within ten (10) days after receipt of said second notice. Landlord further agrees to use diligent efforts to respond within such earlier time period as Tenant may reasonably request given Tenant's particular constraints at the time and Tenant agrees to afford Landlord additional time to respond if reasonably requested by Landlord and not detrimental to Tenant's plans. Any disapproval of any matter that is not subject to Landlord's sole discretion, shall specify Landlord's reasons for disapproving. If Landlord expresses its disapproval of any matter pursuant to this Article 11, Tenant shall not proceed with the item disapproved or any item substantially and directly affected by such disapproved item until such dispute is resolved. Landlord and Tenant shall meet and attempt in good faith to resolve the dispute. If, after meeting, Landlord and Tenant are unable to resolve such dispute, such dispute shall be resolved by mediation, if both parties agree, or by arbitration pursuant to Article 39.

        11.6 Contracts. Prior to entering into a contract, Tenant shall obtain Landlord's written approval of the identity of each of the design architect, the landscape architect and the general contractor with respect to the Initial Improvements or any subsequent Alterations, which approval shall be deemed given if Landlord does not otherwise respond within ten (10) business days after receipt of Tenant's request for approval. Each such contract shall contain provisions reasonably acceptable to Landlord that permit such contracts to be assumed by Landlord or its designee, at Landlord's sole discretion, following a termination of this Lease. Any such assumption shall be on the same terms and conditions (including fees and prices) as set forth in such contracts.

        11.7 Prerequisites to Commencement of Construction. In addition to all other requirements set forth herein, before commencing the construction of the Initial Improvements or any Alterations and before any building materials have been delivered to the Premises by Tenant or under Tenant's authority, Tenant shall:

        (a) Furnish Landlord with a true copy of Tenant's contract with the general contractor.

        (b) Deliver to Landlord true copies of all documents to evidence the commitment of construction financing for any new construction or other arrangements to provide for payment for work undertaken by Tenant. Such evidence shall be in a form and substance reasonably satisfactory to Landlord. As of the date hereof, Landlord has received such satisfactory evidence with respect to the Initial Improvements.

        (c) Procure or cause to be procured the insurance coverage described below in the limits hereinafter provided, if available, and provide Landlord with certified copies of all such, insurance or, with the written approval of Landlord, certificates of such insurance in form satisfactory to Landlord. All such insurance shall comply with the requirements of Articles 11 and 19.

                (i) During the course of construction, to the extent not covered by property insurance maintained by Tenant pursuant to Article 19, comprehensive "all risk" builder's risk insurance, including vandalism and malicious mischief, covering all improvements in place on the Premises, all materials and equipment stored at the Premises and furnished under contract, and all materials and equipment that are in the process of fabrication at the premises of any third party or that have been placed in due course of transit to the Premises when such fabrication or transit is at the risk of, or when title to or an insurable interest in such materials or equipment, has passed to Tenant or its construction manager, contractors or subcontractors (excluding any contractors', subcontractors' and construction managers' tools and equipment, and property owned by the employees of the construction manager, any contractor or any subcontractor), such insurance to be written on a completed value basis in an amount not less than the full estimated replacement value of the Initial Improvements or such Alterations, as applicable.

                (ii) Comprehensive liability insurance covering Tenant, Landlord and each construction manager, contractor and subcontractor engaged in any work on the Premises, which insurance may be effected by endorsement, if obtainable, on the policy required to be carried pursuant to Article 19, including insurance for completed operations, elevators, owner's, construction manager's and contractor's protective liability, products completed operations for three (3) years after the date of acceptance of the work by Tenant, broad form blanket contractual liability, broad form property damage and full form personal injury (including but not limited to bodily injury), covering the performance of all work at or from the Premises by Tenant, its construction manager, contractors and subcontractors, and in a liability amount not less than the amount at the time carried by prudent owners of comparable construction projects in the Santa Clara valley, but in any event not less than Five Million Dollars ($5,000,000) combined single limit, which policy shall contain a cross-liability clause or separation of insureds provision, an endorsement deleting the property damage exclusion as to explosion, underground, and collapse hazards, and an endorsement providing incidental malpractice coverage, and shall include thereunder for the mutual benefit of Landlord and Tenant, bodily injury liability and property damage liability automobile insurance on any non-owned, hired or leased automotive equipment used in the construction of any work.

                (iii) Worker's Compensation Insurance in the amounts and coverages required under workers' compensation, disability and similar employee benefit laws applicable to the

Premises, and Employer's Liability Insurance with limits not less than One Million Dollars ($1,000,000) or such higher amounts as may be required by law.

        11.8 General Construction Requirements.

        (a) Subject to Section 11.13 in the case of the Building Shell, all construction and other work shall be done at Tenant's sole cost and expense and in a prudent and first class manner and with first class materials. Tenant shall construct the Initial Improvements and all Alterations in strict accordance with all Applicable Laws, and substantially in accordance with plans and specifications that are in accordance with the provisions of this Article 11 and all other provisions of this Lease.

        (b) Tenant shall construct all improvements within setbacks required by Applicable Laws.

        (c) Prior to the commencement of any construction, alteration, addition, improvements, repair or landscaping in excess of Fifty Thousand Dollars ($50,000), Landlord shall have the right to post in a conspicuous location on the Premises as well as to record with the County of Santa Clara, a Notice of Landlord's Nonresponsibility. Tenant covenants and agrees to give Landlord at least ten (10) days prior written notice of the commencement of any such construction, alteration, addition, improvement, repair or landscaping in order that Landlord shall have sufficient time to post such notice.

        (d) The provisions of Section 11.4(a) shall apply to any change in design elements that are subject to Landlord's approval and have been approved by Landlord and any material deviations in the actual construction of the Initial Improvements or any Alterations from such approved design elements (any deviation affecting the exterior appearance of the Premises shall be deemed material); provided that during the course of construction, Landlord's response to any request for approval of any change order requiring Landlord's approval hereunder shall be given within five (5) business days and shall be deemed approved if Landlord does not approve or disapprove the same within five (5) business days after receipt of notice from Tenant that the aforesaid five (5) business day period has expired without response from Landlord. Landlord's review, comments, recommendations or approvals of the plans and specifications of any other design documents or any subsequent alterations or modifications are not, and shall not be deemed to be, a statement of compliance with the terms of this Lease other than the specific terms requiring such approvals.

        (e) Tenant shall take all necessary safety precautions during any construction by Tenant; provided, however, that Landlord shall bear the cost of any safety precautions that are necessary solely due to the presence of Hazardous Materials other than Tenant's Hazardous Materials and which would not otherwise be necessary. Any disagreement as to Landlord's obligations under this
Section 11.8(e) shall be resolved by arbitration pursuant to Article 39.

        (f) Tenant shall prepare and maintain (i) on a regular basis during construction, annotated plans and specifications showing clearly all material changes, revisions and substitutions during construction, and (ii) upon completion of construction, as-built drawings showing clearly in accordance with standard industry practice, all material changes, revisions and substitutions during construction, including, without limitation, field changes and the final location of all mechanical equipment, utility lines, ducts, outlets, structural members, walls, partitions and other significant features of the Initial Improvements and any subsequent Alterations. These as-built drawings and annotated plans and specifications shall be kept at the Premises and Tenant shall update them as often as necessary to keep them current (provided that updates more often than monthly shall not be required hereunder). The as-built drawings and annotated plans and specifications shall be made available for copying and inspection by Landlord at all reasonable times and upon reasonable notice. The cost of any copying for Landlord shall be borne by Landlord.

        11.9 Construction Completion Procedures.

        (a) On completion, as determined by Tenant's architect, of the construction of the Initial Improvements or any Alterations during the Term, Tenant shall file for recordation or cause to be filed for recordation a notice of completion. Tenant hereby appoints Landlord as Tenant's attorney-in-fact to file the notice of completion if Tenant fails to file such notice within five days (5) after notice from Landlord of Tenant's failure to do so after the work of improvement has been substantially completed.

        (b) On completion, as determined by Tenant's architect, of construction of the Initial Improvements or any Alterations, Tenant shall deliver to Landlord evidence, satisfactory to Landlord of payment of all costs, expenses, liabilities and liens connected with such construction (except for liens that are contested in the manner provided herein). Final unconditional lien waivers shall be acceptable evidence.

        11.10 On Site Inspection. Landlord shall be entitled to have on site, at all times during the construction of the Initial Improvements or any Alterations, an inspector or representative who shall be entitled to observe all aspects of the construction on the site of the Premises while adhering to the safety procedures required by the general contractor. The cost of any such inspector or representative shall be borne solely by Landlord and such inspector or representative shall not unreasonably interfere with the course of construction. Tenant and Tenant's Agents shall have no liability to such inspector or representative. No inspection performed or not performed by Landlord hereunder shall give or be deemed to give Landlord any responsibility or liability with respect to the work or the prosecution thereof or the design or construction of the Improvements or constitute or be deemed to constitute a waiver of any of Tenant's obligations hereunder or be construed as approval or acceptance of the work or the prosecution thereof or the design or construction of the Improvements.

        11.11 Ownership. The Initial Improvements and, except as provided in
Section 11.12, all appurtenances, fixtures, improvements, equipment, additions and other property attached to or installed in the Premises at the commencement of or during the Term, whether temporary or permanent in nature, (collectively "Fixtures") shall immediately be and remain the property of Landlord and at the end of the Term, all Fixtures shall remain on the Premises without compensation to Tenant. On completion of construction of the Initial Improvements, Tenant shall provide Landlord with a complete inventory in detail reasonably satisfactory to Landlord of all Fixtures and other structures constituting part of the Improvements other than Tenant's Property which inventory shall be subject to Landlord's approval. Such inventory shall be attached hereto as Exhibit F. At Landlord's request, which may be made whenever Alterations requiring Landlord's approval have been made and otherwise not more often than once a year, Tenant shall provide Landlord for Landlord's review, an updated current inventory.

        11.12 Tenant's Property. All property that is listed on attached Exhibit G and other items of property that are installed in the Premises by or for the account of Tenant, without expense to Landlord (all of which are herein called "Tenant's Property") shall be and remain the property of Tenant and may be removed by it at any time during the Term provided that Tenant can and does promptly repair any damage to the Improvements caused by such removal; provided, however, that any equipment or other property for which Landlord has granted any allowance or credit to Tenant and which is a replacement for items originally provided by Landlord at Landlord's expense shall not be considered Tenant's Property. Upon completion of construction of the Initial Improvements, Tenant shall provide Landlord with a complete inventory of Tenant's Property in detail reasonably satisfactory to Landlord, which inventory shall be subject to Landlord's approval. The approved inventory shall be attached hereto as Exhibit
G. At Landlord's request, which may be made whenever Alterations requiring Landlord's approval have been made and otherwise not more often than once a year, Tenant shall provide Landlord for Landlord's review, an updated current inventory. Upon the Termination Date of this Lease, Tenant shall remove from the Premises all of Tenant's Property except such items as the parties shall have agreed are to remain and to become the property of Landlord and, upon the request of Landlord made within thirty (30) days following the expiration or termination of this Lease, Tenant, at its sole cost and expense, shall also remove any Alterations designated by Landlord to be removed. Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from such removal. At Tenant's request Landlord shall specify prior to installation or construction of any Alterations whether or not Landlord will require removal of such Alterations. Landlord agrees that Tenant shall not be required to remove the Incubator Building. Tenant's obligations under this
Section 11.12 shall survive the termination of this Lease. Any items of Tenant's Property which shall remain in the Premises after the Expiration Date of this Lease may, at the option of Landlord, be deemed abandoned and in such case may either be retained by Landlord as its property or be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit. Any disagreement between Landlord and Tenant as to what constitutes Tenant's Property and what constitutes fixtures and other property constituting part of the Improvements shall be resolved by arbitration pursuant to Article 39.

        11.13 Allowance for Building Shell. Landlord shall provide Tenant with an allowance (the "Building Shell Funding") for costs of design and construction of the Building Shell in the maximum total amount of $9,000,000 (including Imputed Interest, as defined in attached Exhibit H, accruing on disbursements thereof prior to the Rent Commencement Date as provided in attached Exhibit H). The Building Shell Funding shall be disbursed to Tenant in accordance with the procedures set forth in attached Exhibit H. Up to $400,000 of the Building Shell

Funding may be used by Tenant as reimbursement for Tenant's own management of the construction of the Building Shell.

12. MAINTENANCE AND REPAIRS; NO WASTE

        12.1 Landlord's Obligation. Unless and until Landlord commences construction of the Phase II Building, Tenant, at Tenant's sole cost and expense shall maintain and repair the Common Areas of the Complex, such as the parking areas and landscaping, and keep such areas and elements in good order and condition at least equal to the standards of similar buildings and complexes in the Stanford Research Park. Provided, however, that from and after such time as Landlord leases any portion of the Phase II Building to a tenant other than Tenant or any affiliate of Tenant, Landlord shall maintain and repair the Common Areas of the Complex, such as the parking areas and landscaping, and keep such areas and elements in First Class order and condition. Any damage in or to any such areas or elements caused by Tenant or any of Tenant's Agents shall be repaired by Tenant, or, if applicable, by Landlord at Tenant's expense and Tenant shall pay to Landlord, upon billing by Landlord, as Additional Rent, the cost of such repairs incurred by Landlord that are not covered by proceeds of insurance (provided that if Landlord was required to obtain insurance covering such damage, Landlord obtained such insurance).

        12.2 Tenant's Obligation. During the Term, Tenant shall, at its own cost and expense and without any cost or expense to Landlord, keep and maintain the Premises and every part thereof, the equipment, fixtures and improvements therein, including, without limitation, structural, roof and exterior elements and mechanical and electrical systems in a First Class condition and repair, subject to ordinary wear and tear, casualty and condemnation and any acts of Landlord. Tenant shall promptly make all repairs, replacements and alterations (whether structural or nonstructural, foreseen or unforeseen, or ordinary or extraordinary) necessary to maintain the Premises in a First Class condition and in compliance with all Applicable Laws and to avoid any structural damage or injury to the Premises. Except as otherwise expressly provided in this Lease, Landlord shall not be obligated to make to the Premises any repairs, replacements or renewals of any kind, nature or description whatsoever and Tenant hereby expressly waives any right to terminate this Lease and any right to make repairs at Landlord's expense under Sections 1932(1), 1941 and 1942 of the California Civil Code, or any amendments thereof or any similar law, statute or ordinance now or hereafter in effect. Notwithstanding the foregoing, capital replacements required to be made to the Building Shell during the last five (5) years of the Term shall be undertaken by Landlord and the costs thereof, together with interest at the lower of the Interest Rate or the rate actually paid by Landlord to an outside lender financing such replacement, shall be amortized over the useful life of the capital item in accordance with generally accepted accounting standards and the prorated amount shall be payable by Tenant as Additional Rent in equal monthly payments during the remainder of the Term (as the Term may be extended pursuant to Section 6.2).

13. UTILITIES AND SERVICES

        Tenant shall be solely responsible for and shall make all arrangements for and shall pay for all utilities and services furnished to or used at the Premises, including without limitation, gas, electricity, other power, water, telephone and other communication services, security services, sewage, sewage service fees, trash collection, and any taxes or impositions thereon. Without limitation of the foregoing, Tenant shall be solely responsible for all telecommunications cable serving the Premises. All service lines of such utilities shall be installed beneath the surface of the Complex and connected and maintained at no cost or expense to Landlord. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of, any interruption or failure of utility services to the Premises, except where such interruption or failure of utility services is caused by acts of Landlord or Landlord's agents or employees in the Complex and continues for a period of three or more business days, in which case Tenant shall be entitled to an abatement of Base Rent, which abatement shall be based upon the extent to which such inability to obtain utility services impairs Tenant's ability to carry on its business in the Premises. Such abatement shall continue until the utility services that were interrupted have been restored so that the lack of any remaining services no longer impairs Tenant's ability to carry on its business in the Premises. Landlord shall use its best efforts to restore any utility services the interruption or failure of which was directly caused by acts of Landlord or Landlord's agents or employees.

14. TAXES

        14.1 Real Property Taxes.

        (a) As Additional Rent and in accordance with Article 7 of this Lease, Tenant shall pay to Landlord Tenant's Tax Share of all Real Property Taxes. The term "Real Property Taxes," as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex) now or hereinafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Complex (regardless of ownership, but without duplication of Tenant's obligations with respect to Tenant's Property, and excluding improvements owned by a tenant other than Tenant); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; and
(ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex other than any such charges, levies or fees that are excluded under Section 7.8 hereof. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the Commencement Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (x) on the value, use or occupancy of the Complex or (y) on or measured by the gross receipts, income or rentals from the Complex, on Landlord's business of leasing the Complex, or computed in any manner directly related to the operation of the Complex, then any such tax or change, however, designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such Real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term "Real Property Taxes." Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or any federal or state net income tax imposed on Landlord's income from all sources. Any Real Property Taxes relating to a fiscal period of any taxing authority, only a part of which period is included within the Term, shall be prorated as between Landlord and Tenant so that Landlord shall pay the portion thereof attributable to any period prior to July 1, 1996 and subsequent to the Termination Date, and Tenant shall pay the portion thereof attributable to the period from July 1, 1996 through the Termination Date. Tenant, however, shall pay all personal property taxes, without proration, that relate to a fiscal year in which the Term hereof shall commence or terminate.

        (b) Tenant shall have the right to contest the amount or validity, in whole or in part, of any Real Property Taxes by appropriate proceedings, provided that Tenant shall not postpone or defer payment of such Real Property Taxes but shall pay such Real Property Taxes notwithstanding such contest. Landlord shall execute any such document as may be required by the imposing authority as a condition to Tenant's right to undertake such contest permitted hereunder, provided that Landlord shall have no obligation to take any action other than to execute the minimum documentation required by the imposing authority in order for Tenant to exercise its rights under this Section 14.1(b) Tenant shall indemnify and defend Landlord against and save Landlord harmless, in accordance with Article 20 hereof, from and against claims, demands, costs, liabilities, damages, penalties and expenses, including, without limitation, reasonable attorneys' fees and expenses, specifically and directly arising from any such tax contest proceedings.

        14.2 Taxes on Tenant's' Property. Tenant shall be liable for and shall pay before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant or any of Tenant's Agents in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

15. LIENS

        15.1 No Liens. Tenant shall keep the Premises and Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by or for Tenant. In the event that Tenant shall not, within thirty
(30) days following Tenant's receipt of notice of the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, including without limitation, reasonable attorneys' fees and costs, shall be payable to Landlord by Tenant on demand with interest at the Interest Rate. Landlord shall have the right to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises and the Complex from mechanics' and materialmen's liens. Tenant shall have no responsibility for liens arising out of work performed, materials furnished or obligations incurred by or for Landlord.

        15.2 Contest. Tenant shall have the right to contest, in good faith, the amount or validity of any lien of the nature described in Section 15.1 above or
Section 27.2 below, provided that Tenant shall give Landlord written notice of Tenant's intention to do so within thirty (30) days after Tenant's receipt of notice of the recording of such lien, and provided further, that Tenant shall, at its expense, defend itself and Landlord against the claim of lien and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Premises. In addition, at the request of Landlord, Tenant shall procure and record the bond provided for in Section 3143 of the California Civil Code or any comparable statute hereafter enacted providing for a bond freeing the Premises from the effect of such lien or claim or action thereof.

16. COMPLIANCE WITH LAWS; INSURANCE REQUIREMENTS

        16.1 Tenant, at Tenant's cost and expense, shall comply with all Applicable Laws. Any work or installations made or performed by or on behalf of Tenant or any of Tenant's Agents in order to conform the Premises to Applicable Laws shall be subject to and performed in compliance with the provisions of
Article 11. Tenant shall give Landlord immediate written notice of any written notice of violation of Applicable Laws received by Tenant. In addition, Tenant shall notify Landlord promptly after Tenant receives any written notice of any other violation of Applicable Laws relating to the Premises or the Complex, unless such violation is Tenant's responsibility hereunder and is curable by Tenant within a reasonable time at a cost of less than fifty thousand dollars ($50,000) and Tenant is proceeding with such cure. Tenant, at its sole cost and expense, shall promptly rectify any violation of Applicable Laws relating to the Premises or Tenant's operations in the Premises or on the Complex. Without in any way limiting the generality of the foregoing obligation of Tenant, Tenant shall be solely responsible for compliance with and shall make or cause to be made all such improvements and alterations to the Premises (including, without limitation, removing such barriers and providing such alternative services) as shall be required by the Americans with Disabilities Act (42 USC section 12111 et seq.), as the same may be amended from time to time, and any similar or successor laws, and with any rules or regulations promulgated thereunder (collectively, the "ADA"). Tenant's liability shall be primary and Tenant shall indemnify Landlord in accordance with Article 20 in the event of any failure or alleged failure of Tenant to comply or to cause the Improvements to comply with the ADA. Tenant's obligations under this Article 16 exclude any express obligations of Landlord under any other provision of this Lease.

        16.2 Notwithstanding the provisions of Section 16.1, if as a result of any change in Applicable Laws, capital improvements are required under Applicable Laws to be made to the Building Shell during the last five (5) years of the Term, and such requirement is not a result of any action taken by Tenant, such capital improvements shall be undertaken by Landlord and the costs thereof, together with interest at the lower of the Interest Rate or the rate actually paid by Landlord to an outside lender financing such capital improvements, shall be amortized over the useful life of the capital item in accordance with generally accepted accounting standards and the prorated amount shall be payable by Tenant as Additional Rent in equal monthly payments during the remainder of the Term (as the Term may be extended pursuant to Section 6.2).

17. ASSIGNMENT

        17.1 No Assignment. Landlord is entering into this Lease in reliance on the particular and unique business and reputation of Tenant and Landlord would not enter into this Lease except for such particular and unique business and reputation. The parties expressly agree that except as otherwise expressly provided in this Lease, including, without limitation, the provisions of Article 22, Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, sublet, encumber, pledge or otherwise transfer or hypothecate its interest in or rights with respect to the Premises or Tenant's leasehold estate therein or the Improvements (any of the foregoing being herein referred to as a "Transfer").

        17.2 Transfer to an Affiliate. Notwithstanding the provisions of this
Article 17, or Article 18 below, Landlord's consent shall not be required for, and the term "Transfer" shall not include, any sale or other transfer, including by consolidation, merger or reorganization, of stock of Tenant, if Tenant is a corporation, or, if Tenant is a partnership or limited liability company, any sale or other transfer of any partnership or membership interest in Tenant, or for any transfer to an entity that controls, is controlled by, or is under common control with Tenant, or that purchases all or substantially all of Tenant's assets, provided that no such Transfer or merger, acquisition, or other transfer of any controlling interest in Tenant shall relieve Tenant of any of its obligations under the Lease.

        17.3 Conditions to Transfer of Entire Interest. Notwithstanding the provisions of Section 17.1, but subject to the remaining provisions of this
Article 17, after completion of construction of the Initial Improvements, Tenant may assign all, but not less than all, of Tenant's interest under this Lease, provided that (i) no Event of Default has occurred and is continuing, (ii) Tenant has complied with all provisions of this Article 17, including Section 17.7, (iii) the use of the Premises by the transferee shall comply with the provisions of this Lease, and (iv) Tenant obtains the prior written consent of Landlord, which consent, subject to the foregoing conditions, shall not be unreasonably withheld. Landlord's consent shall be withheld and shall be deemed by the parties hereto to be reasonably withheld unless, prior to a proposed Transfer, Tenant furnishes Landlord with evidence satisfactory to Landlord in its reasonable judgment that the proposed transferee has the financial capability to fulfill its obligations under this Lease.

        17.4 Notice of Proposed Transfer. If Tenant desires to enter into a Transfer of this Lease, it shall give written notice (herein called a "Notice of Proposed Transfer") to Landlord of its intention to do so, which notice shall include such information regarding the proposed assignee or subtenant (either being sometimes hereinafter referred to as the "Transferee") as Landlord shall reasonably require in order to determine the intended use of the Premises to be made by the proposed Transferee, and, in the case of a proposed assignment, the creditworthiness and financial capability of the proposed assignee. Landlord shall notify Tenant of Landlord's decision with respect to the proposed Transfer within fifteen (15) days after Landlord's receipt of the complete Notice of Proposed Transfer and Landlord's consent shall be deemed given if Landlord does not give Tenant notice of Landlord's decision within thirty (30) days after receipt by Landlord of the complete Notice of Proposed Transfer. If Landlord withholds its consent to a proposed Transfer, Landlord's notice shall indicate the reasons for such withholding.

        17.5 Assumption in Writing. Except in the case of a subletting permitted under Article 18, below, any consent of Landlord to a proposed Transfer shall be conditioned upon the execution and delivery by the Transferee to Landlord of an instrument, in form and substance satisfactory to Landlord, in which the proposed Transferee unconditionally assumes and agrees to perform and observe all covenants and conditions to be performed and observed by Tenant under this Lease. The consent by Landlord to any Transfer shall not relieve Tenant from the obligation to obtain Landlord's express consent to any other Transfer. No Transfer by Tenant nor any consent by Landlord thereto, shall relieve Tenant of any obligation to be performed by Tenant under this Lease. Any Transfer that fails to comply with this Article 17 or Article 18, as applicable, shall be void and, at the option of Landlord, shall constitute an Event of Default. The acceptance of any Base Rent or other payments by Landlord from a proposed Transferee shall not constitute consent to such Transfer by Landlord or a recognition of any Transferee, or a waiver by Landlord of any failure of Tenant or other Transferee to comply with this Article 17.

        17.6 Entire Interest. Tenant shall not be entitled to Transfer less than all of its interest under this Lease except as provided in Article 18 below.

        17.7 Landlord's Right of First Offer. If at any time during the first ten Lease Years, Tenant desires to Transfer Tenant's interest in the Premises under this Lease (other than a Transfer for security purposes pursuant to a Leasehold Mortgage or a foreclosure or deed in lieu of foreclosure with respect to a Leasehold Mortgage, or a subletting in accordance with Article 18 or any transfer permitted under Section 17.2), Tenant shall first deliver to Landlord a written offer (the "Offer") setting forth the terms and conditions upon which Tenant proposes to Transfer its interest and offering to Transfer Tenant's interest in the Premises to Landlord on such terms and conditions, provided that if such terms and conditions do not require cash payment, Landlord shall have the option of purchasing the interest for all cash. Landlord shall have forty-five (45) days from Landlord's receipt of the Offer to accept the Offer by written notice to Tenant. If Landlord does not give Tenant written notice accepting the Offer within said forty-five (45) day period, Tenant may at any time, thereafter, subject to all of the conditions, restrictions and terms of this Article 17, Transfer its interest to a third party on any terms, regardless of whether more or less favorable than those stated in the Offer, without reoffering the interest to Landlord; provided that the provisions of this Section 17.7 shall apply to any subsequent Transfer.

        If Landlord accepts the Offer, Landlord and Tenant shall consummate the Transfer within sixty (60) days after Landlord' written notice of acceptance. The Transfer shall be consummated by Tenant's delivery to Landlord of (i) a good and sufficient assignment of lease, in recordable form, assigning to Landlord, free and clear of any and all liens, subleases, and encumbrances except those caused by Landlord or those that, by accepting the Offer, Landlord has agreed to take subject to, all of Tenant's right, title and interest in, to and under the Lease and in any and all Permitted Subleases that, by accepting the Offer, Landlord has agreed to accept, (ii) a good and sufficient grant deed of the Improvements, and (iii) a good and sufficient (warranty as to title, or as otherwise specified in the Offer) bill of sale of any personal property included in the leasehold estate being acquired by Landlord. Landlord shall pay the consideration agreed upon in cash at the closing of the Transfer or otherwise in the manner specified in the Offer.

18. SUBLETTING.

        18.1 Conditions to Subletting. Notwithstanding the provisions of Article 17 regarding Transfer, but subject to the provisions of Section 17.4, Tenant may enter into subleases for portions of the Premises subject to the following conditions:

        (a) Tenant shall obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld provided that all other conditions of this Article 18 are satisfied;

        (b) no sublease shall relieve Tenant from the performance of any of its obligations under this Lease;

        (c) no sublease shall extend beyond the Term of this Lease;

        (d) each sublease shall be subject and subordinate to the terms, covenants and conditions of this Lease and the rights of Landlord hereunder; and

        (e) each sublease shall contain a provision that upon any termination or surrender of this Lease, such sublease shall terminate.

        18.2 Permitted Sublease. Any sublease entered into by Tenant in accordance with the provisions of this Article 18 is herein referred to as a "Permitted Sublease." Tenant shall provide Landlord with a copy of each executed Permitted Sublease within five days after entering into such Permitted Sublease. In addition, within thirty (30) days after written demand by Landlord, Tenant shall furnish Landlord a schedule, certified by Tenant as true and correct, setting forth all Permitted Subleases then in effect, including in each case the name of the subtenant, a description of the space leased, the annual rental payable by such subtenant, a list of the Permitted Subleases, if any, that have been assigned to any Leasehold Mortgagee as additional security, and any other information reasonably requested by Landlord with respect to the Permitted Subleases.

19. INSURANCE

        19.1 Required Insurance. At all times during the Term and at its sole cost and expense, Tenant shall obtain and keep in force for the benefit of Tenant and Landlord the following insurance:

        (a) All risks, fire, flood and other perils, including extended coverage insurance on the Premises, including improvements and betterments. The amount of such insurance shall be the Full Insurable Replacement Value. All such policies shall specify that proceeds shall be payable whether or not any improvements are actually rebuilt. Each such policy shall include an endorsement protecting the named and additional insureds against becoming a co-insured under the policy. Tenant hereby waives as against Landlord any and all claims and demands, of whatever nature, for damages, loss or injury to the Premises and to the property of Tenant in, upon or about the Premises caused by or resulting from fire and/or other perils, construction defects and/or other events or happenings.

        "Full Insurable Replacement Value" means 100% of the actual costs to replace the Improvements, including improvements and betterments (without deduction for depreciation but with standard exclusions such as foundations, excavations, paving and landscaping, as applicable to specific perils), including the costs of demolition and debris removal and including materials and equipment not in place but in transit to or delivered to the Premises. The Full Insurable Replacement Value initially shall be determined at Tenant's expense by an appraiser or one of the insurers, selected by Tenant and acceptable to Landlord. Landlord or Tenant may at any time, but not more frequently than once in any twelve (12) month period, by written notice to the other, require the Full Insurable Replacement Value to be redetermined, at the requesting party's expense, by an appraiser or one of the insurers, selected by the requesting party and reasonably acceptable to the other party. Tenant shall maintain coverage at the current Full Insurable Replacement Value throughout the Term.

        (b) Worker's Compensation Insurance in the amounts and coverages required under worker's compensation, disability and similar employee benefit laws applicable to the Premises, with all elective employment covered on a voluntary basis where permissible, and Employer's Liability Insurance with limits not less than $1,000,000 or such higher amounts as may be required by law.

        (c) Comprehensive general liability through one or more primary and umbrella liability policies against claims, including but not limited to, bodily injury and property damage occurring on the Premises or the streets, curbs or sidewalks adjoining the Premises that are not part of the leased premises, with such limits as may be reasonably required by Landlord from time to time, but in any event not less than Ten Million Dollars ($10,000,000), combined single limit and annual aggregate for the Premises. Such insurance shall insure the performance by Tenant of the indemnity agreements contained in this Lease. If any governmental agency or, department requires insurance or bonds with respect to any proposed or actual use, storage, treatment or disposal of Tenant's Hazardous Materials, Tenant shall be responsible for such insurance and bonds and shall pay all premiums and charges connected therewith; provided, however, that this provision shall not and shall not be deemed to modify the provisions of Article 27 hereof. Tenant shall have no responsibility with respect to Hazardous Materials other than Tenant's Hazardous Materials.

        Such insurance shall (i) delete any employee exclusion on personal injury coverage; (ii) include employees as additional insureds; (iii) provide for blanket contractual coverage, including liability assumed by and the obligations of Tenant under Article 20 for personal injury, death and/or property damage; (iv) provide Products and Completed Operations and Independent Contractors coverage and Broad Form Property Damage liability coverage without exclusions for collapse, explosion, demolition, underground coverage and excavating, including blasting; (v) provide aircraft liability coverage, if applicable, and automobile liability coverage for owned, non-owned and hired vehicles; (vi) provide liability coverage on all mobile equipment used by Tenant; and (vii) include a cross liability endorsement (or provision) permitting recovery with respect to claims of one insured against another. Such insurance shall insure against any and all claims for bodily injury, including death resulting therefrom, and damage to or destruction of property of any kind whatsoever and to whomever belonging and arising from Tenant's operations hereunder and whether such operations are performed by Tenant or any of its contractors, subcontractors, or by any other person.

        (d) Insurance against loss from business interruption in an amount not less than one year's Base Rent and projected Additional Rent.

        (e) All other insurance that Tenant is required to maintain under Applicable Laws.

        19.2 Policy Form and General.

        (a) All of the insurance policies required under this Lease, including without limitation, under the provisions of Article 11 and this Article 19, and all renewals thereof shall be issued by one or more companies of recognized responsibility, authorized to do business in California with a rating of at least a Class B+--X (or its equivalent successor) status, as rated in the most recent edition throughout the Term of Best's Insurance reports (or its successor, or, if there is no equivalent successor rating, otherwise reasonably acceptable to Landlord). The proceeds of all property and builder's risk policies of insurance provided for in this Article 19 shall be payable to Landlord for application in accordance with this Lease. Any loss adjustment or disposition of insurance proceeds by the insurer shall require the written consent of Landlord, which consent shall not be unreasonably withheld, for losses in excess of One Hundred Thousand Dollars ($100,000.00). All property insurance hereunder shall name Landlord as an additional insured and all liability insurance shall name as additional insureds Landlord, and its directors, trustees, officers, agents, and employees, and such other parties as Landlord reasonably may request. Any deductibles or self insurance retention for any of the foregoing insurance must be agreed to in advance in writing by Landlord, in its reasonable discretion; all deductibles and self insurance retention shall be paid by Tenant. All insurance of Tenant shall be primary coverage.

        (b) Each policy of property insurance and all other policies of insurance on the Premises and/or in, upon or about the lands of The Leland Stanford Junior University, which shall be obtained by Tenant, whether required by the provisions of this Lease or not, shall be made expressly subject to the provisions of this Article 19 and, shall provide that Tenant's insurers shall waive any right of subrogation against Landlord. All policies provided for herein expressly shall provide that such policies shall not be canceled, terminated or altered without thirty (30) days' prior written notice to Landlord. Each policy, or a certificate of the policy executed by the insurance company evidencing that the required insurance coverage is in full force and effect, shall be deposited with Landlord on or before the date of this Lease, shall be maintained throughout the Term, and shall be renewed, not less than thirty (30) days before the expiration of the term of the policy. Except for specific provisions described herein, no policy shall contain any provisions for exclusions from liability and no exclusion shall be permitted in any event if it conflicts with any coverage required hereby, and, in addition, no policy shall contain any exclusion from liability for personal injury or sickness, disease or death or which in any way impairs coverage under the contractual liability coverage described above.

        (c) If either party shall at any time deem the limits of any of the insurance described in this Lease then carried or required to be carried to be either excessive or insufficient, the parties shall endeavor to agree upon the proper and reasonable limits for such insurance then to be carried and such insurance shall thereafter be carried with the limits thus agreed upon until further change pursuant to the provisions of this subsection. If the parties shall be unable to agree on the proper and reasonable limits for such insurance, then such limits shall be determined pursuant to the provisions of Article 39. The decision of the arbitrator as to such limits for such insurance then to be carried shall be binding upon the parties and such insurance shall be carried with the limits as thus determined until such limits shall again be changed pursuant to the provisions of this subsection. The expenses of such determination shall be borne equally between Landlord and Tenant.

        (d) No approval by Landlord of any insurer, or the terms or conditions of any policy, or any coverage or amount of insurance, or any deductible amount shall be construed as a representation by Landlord of the solvency of the insurer or the sufficiency of any policy or any coverage or amount of insurance or deductible and Tenant assumes full risk and responsibility for any inadequacy of insurance coverage or any failure of insurers.

        19.3 Landlord's Insurance. At such time as the Premises do not consist of the entire Complex, Landlord shall purchase and keep in force and, as Additional Rent and in accordance with Article 7 hereof, Tenant shall pay to Landlord Tenant's Proportionate Share of the cost of, policy or policies of insurance covering loss or damage to the Common Area in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risks" insurance and flood but excluding earthquake insurance. Such policy or policies shall provide that Landlord's insurers waive any right of subrogation against Tenant. If such insurance cost is increased due to Tenant's particular use of the Complex, Tenant shall pay the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex. So long as the Premises include the entire Complex, this Section 19.3 shall not apply.

20. INDEMNITY AND RELEASE

        20.1 Tenant shall indemnify, protect, defend and save and hold Landlord and Landlord's trustees, directors, officers, employees, and agents (collectively "Landlord Indemnitees") and the Premises harmless from and against, and reimburse Landlord and any Landlord Indemnitee for, any and all claims, demands, losses, damages, costs, liabilities, causes of action and expenses, including, without limitation, reasonable attorneys' fees and expenses, to the extent incurred in connection with or arising in any way out of
(i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's pan to be observed or performed, (ii) the use, occupancy or manner of use or occupancy of the Premises or the Complex by Tenant or any of Tenant's Agents, (iii) the conduct or management of any work or thing done in or on the Premises, (iv) the design, construction, maintenance, or condition of the Premises, (v) any acts, omissions, or negligence of Tenant or of Tenant's Agents, in, on or about the Premises or the Complex, (vi) any accident or other occurrence on the Premises from any cause whatsoever, except to the extent caused by the negligent act or willful misconduct of Landlord or any Landlord Indemnitee, and (vii) any Hazardous Materials Occurrence, including, without limitation, any costs of monitoring or removal to achieve standards as required to Comply with Environmental Laws, any reduction in the fair market value or fair rental value of the Premises or the Complex resulting from a Hazardous Materials Occurrence required to be remediated in order to Comply with Environmental Laws, and any loss, claim or demand by any third person or entity relating to bodily injury or damage or loss of value of real or personal property. Tenant shall have no obligation under this Section 20.1 for any claim, action or proceeding to the extent covered by Landlord's indemnification obligations under Section 4.3 or
Section 4.7, above, or under Section 4 of the Pre-Lease Access Agreement.

        In case any claim, action or proceeding be brought, made or initiated against Landlord or any Landlord Indemnitee relating to any of the above described events, acts, omissions, occurrences, or conditions, Tenant, upon notice from Landlord, shall at its sole cost and expense, resist, or defend such claim, action or proceeding by attorneys reasonably approved by Landlord. Notwithstanding the foregoing, Landlord or the Landlord Indemnitee may retain its own attorneys, and Tenant shall pay the reasonable fees and disbursements of such attorneys (except for fees and expenses for defense of any claim, action or proceeding brought by a Landlord Indemnitee against another Landlord Indemnitee, which shall not be paid by Tenant) to defend or assist in defending any claim, action or proceeding (i) involving potential liability of Five Million Dollars ($5,000,000) or more, (ii) if Landlord shall have reasonably concluded that there may be a conflict of interest between Landlord or such Landlord Indemnitee and Tenant in the conduct of the defense of such action, or (iii) such claim, action or proceeding is for equitable relief against Landlord or such Landlord Indemnitee and no monetary damages are being sought against Landlord or such Landlord Indemnitee. Tenant shall not settle any such claim, action or proceeding against Landlord or such Landlord Indemnitee without the consent of Landlord if such settlement involves relief other than the payment of money. Neither Landlord nor any Landlord Indemnitee shall settle any such claim, action or proceeding without Tenant's written consent. Any such settlement not consented to by Tenant shall not be covered by Tenant's indemnification hereunder.

        20.2 Subject to any contrary provisions contained in this Lease, Landlord shall not be responsible for or liable to Tenant, and Tenant hereby waives any and all claims against Landlord and any Landlord Indemnitee for, any injury, loss, damage or liability to any person or property in or about the Premises or in any way connected with the Premises or this Lease, from any cause whatsoever (other than caused solely by the negligent act or willful misconduct of Landlord or any Landlord Indemnitee) including, without limitation, acts or omissions of persons occupying adjoining premises or any part of the Complex adjacent to or connected with the Premises; theft; burst, stopped or leaking water, gas, sewer or steam pipes; or gas, fire, oil or electricity in, on or about the Premises or the Complex.

        20.3 The provisions of this Article 20 shall survive any termination of this Lease. The provisions of Article 19 (Insurance) shall not limit in any way Tenant's obligations under this Article 20.

21. APPROPRIATION, DAMAGE OR DESTRUCTION

        21.1 No Termination, No Effect on Rental Obligation. No Appropriation, nor any loss or damage by fire or other cause resulting in either partial or total destruction of the Premises shall, except as otherwise provided in this
Article 21, operate to terminate this Lease. Unless this Lease is terminated pursuant to and in accordance with this Article 21, and except as expressly provided Section 21.3 below with respect to reduction of Base Rent in the event of a partial Appropriation, no such Appropriation, loss or damage shall relieve or discharge Tenant from the payment of Base Rent, Additional Rent or other charges as they become due and payable, or from the performance and observance of any of the agreements, covenants and conditions herein contained on the part of Tenant to be performed and observed. Tenant hereby expressly waives the provisions of Sections 1932(2) and 1933(4) of the California Civil Code, or any amendments thereto or any similar law, statute or ordinance now or hereafter in effect.

        21.2 Evaluation of Effect of Damage or Appropriation. Upon the occurrence of any event of damage or destruction to the Premises or the Improvements or any portion thereof, Tenant shall promptly undertake to determine the extent of the same and the estimated cost and time to repair and restore in accordance with the provisions of this Lease. Tenant shall notify Landlord of its estimation of such cost and time not later than sixty (60) days after the occurrence of the damage or destruction. Upon any Appropriation of less than the entire Premises, Tenant shall promptly undertake to determine the effect of such Appropriation on the remaining portion of the Premises and the function of the Premises and, if this Lease is not terminated pursuant to and in accordance with this Article 21, the cost and time to make any repairs and Alterations to the remaining portion of the Premises necessary in order for the Premises to be restored to an economically viable whole capable of operation in accordance with this Lease. Tenant shall notify Landlord of its estimation of such cost and time not later than sixty (60) days after the occurrence of the Appropriation.

        21.3 Partial Appropriation; Amendment; Duty to Restore. If less than the entire Premises is subject to an Appropriation and this Lease is not terminated by either party pursuant to and in accordance with this Article 21, (i) this Lease shall be deemed terminated as to the part so Appropriated as of the date of Appropriation and shall be deemed amended, effective as of the effective date of such Appropriation, such that the definition of the "Premises" shall include only that portion of the Premises that is not subject to such Appropriation, and the Base Rent thereafter payable by Tenant shall be apportioned and reduced as of and from the date of such partial Appropriation in such just proportion as the nature, value and extent of the part so Appropriated bears to the whole of the Premises. If Landlord and Tenant are unable to agree upon the amount of the reduction of the Base Rent within thirty (30) days after such Appropriation, the dispute shall be determined in the manner provided in Article 39. Tenant, as promptly as practicable and with all due diligence, shall cause the repair or reconstruction of or the making of Alterations to the Improvements as necessary to restore the Improvements to a fully functioning whole with all facilities necessary to operate the Premises in accordance with this Lease.

        21.4 Damage or Destruction; Duty to Restore. If the Premises, or any portion thereof, are damaged or destroyed at any time during the Term and this Lease is not terminated by either party pursuant to and in accordance with this Article, Tenant, as promptly as practicable and with all due diligence, shall cause the repair, reconstruction and replacement of the Improvements to a condition substantially equal to or better than their condition immediately prior to such damage or destruction and, except as otherwise approved in writing by Landlord, to their same general appearance. If at the time of any event of damage or destruction or Appropriation, the Premises do not include the entire Complex, then unless this Lease is terminated by Tenant pursuant hereto, Landlord shall, as promptly as practicable and with all due diligence, cause the repair, reconstruction and replacement of any portion of the Common Area affected thereby to a condition substantially equal to or better than its condition immediately prior to such event, and, unless otherwise reasonably approved by Tenant, to their same general appearance. Notwithstanding anything to the contrary contained herein, Tenant shall have no obligation to repair or restore any damage to the Premises or the Complex resulting from any Hazardous Materials other than Tenant's Hazardous Materials.

        21.5 Performance of Repairs, Restoration and Alterations. All repairs, restoration and Alterations to be performed by Tenant shall be performed in accordance with the provisions of Article 11 of this Lease. All insurance proceeds and all Awards received by or payable to any party with respect to such damage or Appropriation (except proceeds of insurance carried by subtenants under Permitted Subleases covering loss or damage of their personal property and proceeds of insurance covering Tenant's Property), less direct out-of-pocket costs and expenses incurred in connection with the collection thereof, shall be held by Landlord and shall be applied to the costs of repair, restoration and Alteration, as the case may be, of the Premises (other than Tenant's Property) in accordance with the provisions of this Article 21 and Article 11 hereof. Such proceeds shall be disbursed by Landlord in accordance with standard construction loan practices as the work of repair, restoration or Alteration continues. Tenant shall pay any amount by which the Award or insurance proceeds received as a result of such damage or Appropriation, less the direct out-of-pocket costs and expenses incurred in connection with the collection thereof, are insufficient to pay the entire cost of such repair, restoration or Alterations. Prior to the commencement of the work, Tenant shall deposit with Landlord the amount of any Deficit. As used herein, the term "Deficit" means the amount by which the costs of such repair, restoration or Alterations of the Premises (other than Tenant's Property), as reasonably estimated by Landlord, exceeds the amount of the Award or insurance proceeds received by Landlord with respect to the Premises (other than Tenant's Property) (less the direct out-of-pocket costs and expenses incurred in connection the collection thereof). The amount deposited by Tenant pursuant hereto shall be held in an interest bearing account, interest to accrue for the account of Tenant. If at any time the amount of such funds deposited by Tenant with Landlord pursuant to this Article 21 shall be less than the Deficit as then as reasonably estimated by Landlord, Tenant shall deposit the additional amount of the Deficit with Landlord and such deposit shall be a condition to any subsequent disbursement of funds by Landlord. Tenant shall have no obligation to Landlord under this Lease to replace or restore any items of Tenant's Property provided that any such repair or restoration shall be the sole responsibility of Tenant. Without limitation of the foregoing, Tenant shall be responsible for replacing and restoring all furniture, fixtures and equipment and other personal property necessary for the operation of Tenant's business on the Premises in accordance with this Lease.

        21.6 Option to Terminate.

        (a) In the event of any damage to or destruction of the Premises or any portion thereof at any time during the Term and the cost to repair and restore the same to substantially the same condition as existed immediately prior to such occurrence is reasonably estimated to exceed fifty percent (50%) of full replacement cost of the Improvements, then Tenant shall have the option to terminate this Lease, exercisable as provided below and if such damage or destruction occurs during the last two years of the Term or any Renewal Term, Landlord shall have the option to terminate this Lease, exercisable as provided below; provided that if there is any remaining Renewal Option and Tenant irrevocably exercises the next succeeding Renewal Option, Landlord shall not have such option to terminate.

        (b) If during the Term the entire Premises and/or the Common Area, or such substantial portion thereof shall be Appropriated that such Appropriation makes the continued operation of the Premises or remaining portion thereof for the same uses as immediately prior to such Appropriation economically unfeasible, as reasonably determined by Tenant, Tenant shall have the option to terminate this Lease.

        21.7 Termination; Tenant's Obligation to Restore; Arbitration. Any party having the option to terminate this Lease pursuant to this Article 21 may exercise such option by giving written notice to the other party, within one hundred twenty (120) days after the occurrence of the event of damage or destruction, or within thirty (30) days after the Appropriation, as the case may be. If Tenant, or Landlord pursuant to Section 21.6(a) during the last two years of the Term or any Renewal Term, elects to terminate this Lease pursuant to this
Article 21, Tenant, at Tenant's sole cost and expense, shall (subject, if applicable, to receipt of any Award or proceeds of insurance required to be applied to such demolition and removal as hereafter provided) promptly demolish and remove the improvements constituting the Premises (or, in the case of a partial Appropriation, all improvements not subject to Appropriation), except any improvements Landlord elects to retain, and restore the Premises to a clean and sightly condition free from rubble, remediate, to the extent required to Comply with Environmental Laws, any Tenant's

Hazardous Materials in, on, from or under the Premises, and surrender the Premises to Landlord in accordance with the provisions of Article 26 free and clear of any and all occupancies, tenancies and subleases. Tenant's obligations under this Article 21 shall survive the termination of this Lease. All Awards with respect to Tenant's interests and all Awards for severance damages and all proceeds of insurance payable with respect to such Appropriation or damage to, or destruction of the Improvements and other property located on the Premises, after payment of direct costs and expenses of collection thereof, shall first be applied to the costs of such demolition, removal, and restoration, (but not remediation except to the extent covered specifically by insurance carried by Tenant) provided that neither Tenant's nor Landlord's obligations hereunder shall be limited by the amount of any such Award or insurance proceeds, and then, to the extent of any remaining insurance proceeds, to the cost of the repair and restoration of any Improvements. The balance, if any, of such Awards or insurance proceeds, shall be distributed as provided in Section 21.9. Should Landlord and Tenant for any reason disagree as to whether the conditions provided in this Article 21 to the parties' rights to elect to terminate this Lease have occurred, the matter shall be determined by arbitration pursuant to
Article 39 hereof.

        21.8 Determination of Award. The amount of the Award due to Landlord and Tenant as a result of Appropriation shall be separately determined by the court having jurisdiction of such proceedings based on the following:

        (a) In the event of an Appropriation of the entire Premises (i) Tenant shall receive those portions of the Award allocated to Tenant's Property and moving expenses; (ii) Tenant and Landlord shall receive, on a pro rata basis, to Tenant, the unamortized value allocable to the remainder of the Lease Term of the Initial Improvements paid for by Tenant and any Alterations installed at Tenant's expense (excluding Tenant's Property, to the extent of the allocation in clause (i) above), and to Landlord, the unamortized cost of the Initial Improvements paid for by Landlord pursuant to Section 11.13; and (iii) if such Taking occurs during the first twenty (20) years of the Term, then Tenant shall receive fifty percent (50%) of the remaining balance of the Award up to a maximum amount equal to the then net present value of Tenant's leasehold interest (calculated based on the average discount rate used by appraisers of commercial properties in the Stanford Research Park) in the Premises for the remainder of the first twenty (20) years of the Term, and (iv) the remainder of the Award, if any, shall be paid to and be the property of Landlord. Any dispute between Landlord and Tenant as to the average discount rate for purposes of this
Article 21 shall be settled by arbitration pursuant to Article 39.

        (b) In the event of a Partial Taking during the Lease Term, (i) Tenant shall receive from the Award the portion of the Award, if any, specifically allocated to Tenant's Property and/or Tenant's moving expenses, and (ii) Tenant and Landlord shall receive, on a pro rata basis, to Tenant, the unamortized value allocable to the remainder of the Term of the Initial Improvements paid for by Tenant and any Alterations installed at Tenant's expense, (excluding Tenant's Property, to the extent of the allocation in clause (i) above), that are located in that part of the Premises taken, and to Landlord, the unamortized cost of the Initial Improvements, paid for by Landlord pursuant to Section 11.13 that are located in that part of the Premises taken, and (iii) if such Appropriation occurs during the first twenty (20) years of the Term and provided that, and only to the extent that, the remaining balance of the Award exceeds the amount of the Award allocated for restoration and repair of the Premises, then Tenant shall receive fifty percent (50%) of the remaining balance of the Award up to a maximum amount equal to the Percentage (as defined below) of the then net present value (calculated based on the average discount rate used by appraisers of commercial properties in the Stanford Research Park) of Tenant's leasehold interest in the Premises, and (iv) the remainder of the Award shall be paid to and be the property of Landlord. As used herein the term "Percentage" means the percentage that the value of the portion of the Premises subject to such taking bears to the total value of the Premises.

        21.9 Excess Proceeds and Awards for Tenant's Interests. If the total Award made in connection with any Appropriation for Tenant's interests, and for severance damages to both Tenant's and Landlord's interests, exceeds the amount necessary to repair, restore or construct. Alterations as required under this
Article 21, or if there are proceeds of insurance in excess of that required to repair or restore the Premises and the Improvements as required under this
Article 21, upon receipt by Landlord of satisfactory evidence that the work of repair, restoration and construction required under this Article 21 has been fully completed and paid for in accordance with the provisions of Article 11 and this Article 21, and that the last day for filing any mechanic's or material men's liens has passed without the filing of any, or if filed, any such lien has been released, any amount of the Award for Tenant's interests and any remaining proceeds of insurance shall be paid to Tenant and the holders of Leasehold Mortgages as their interests may appear.

        21.10 Right to Participate in Settlement. Landlord and Tenant shall both have the right to participate in the settlement or compromise of any insurance proceeds and Awards provided that all such proceeds and Awards shall be paid to Landlord and held by Landlord for application in accordance with the provisions of this Article 21. If in any Appropriation the court does not make the allocation of Awards referred to in Section 21.8 and the parties cannot agree upon such allocations, such allocations shall be determined pursuant to Article 39.

        21.11 Emergency Repairs. If a casualty occurs there is a substantial possibility that immediate emergency repairs will be required to eliminate defective or dangerous conditions and to comply with Applicable Laws pending settlement of insurance claims and prior to procuring bids for performance of restoration work. Notwithstanding any provision of this Article 21 to the contrary, Tenant shall promptly undertake such emergency repair work after a casualty as is necessary or appropriate under the circumstances to eliminate defective or dangerous conditions and to comply with Applicable Laws.

        21.12 Damage to the Phase II Building. In the event of damage or destruction to the Phase II Building, and provided that neither Tenant nor Landlord exercises any right to terminate this Lease, Landlord shall either (i) promptly demolish and remove the Phase II Building improvements and restore the site of the Phase II Building to a clean and sightly condition, free from rubble, or (ii) as promptly as practicable and with all due diligence cause the repair and reconstruction and/or replacement of the Phase II Building. Landlord shall conduct such activities so as to minimize, to the extent practicable, any interference with Tenant's use and occupancy of the Premises.

22. LEASEHOLD MORTGAGES

        22.1 Leasehold Mortgage. Notwithstanding the provisions of Article 17 regarding Transfer of this Lease, but subject to the provisions of this Article 22, Tenant shall have the right at any time and from time to time to encumber
(i) the entire (but not less than the entire) leasehold estate created by this Lease, or (ii) any or all of Tenant's Property by one or more mortgages, deeds of trust or other security instruments (any such mortgage, deed of trust, or other security instrument that satisfies the requirements of this Article 22 being herein referred to as a "Leasehold Mortgage") to secure repayment of a loan (and associated obligations) made to Tenant for the purpose of financing the construction of any Improvements made pursuant to the terms of this Lease or the acquisition or leasing of any of Tenant's Property or for the long-term financing thereof, provided that in no event shall any interest of Landlord in the Premises, be subject or subordinate to any lien or encumbrance of any mortgage, deed of trust or other security instrument.

        Any Leasehold Mortgage shall by its terms provide that all proceeds of any property insurance covering the Premises and all Awards shall be payable to Landlord for application in accordance with the provisions of this Lease and that the holder of such Leasehold Mortgage shall give Landlord written notice of any default of Tenant under such Leasehold Mortgage contemporaneously with the giving of such notice to Tenant. Tenant shall deliver to Landlord promptly after execution by Tenant a true and verified copy of any Leasehold Mortgage, and any amendment, modification or extension thereof, together with the name and address of the owners and holder thereof. At Tenant's request, Landlord will enter into an agreement with Tenant and the holder of a Leasehold Mortgage, in the form of attached Exhibit I, in which case such Agreement will supersede any inconsistent provisions of this Lease.

23. LANDLORD'S RIGHT OF INSPECTION

        Landlord reserves, and shall at all reasonable times have, subject to reasonable safety requirements, the right to enter the Premises to inspect them, to perform any services to be provided by Landlord hereunder, to submit the Premises to prospective purchasers or mortgagees, or, during the last twelve
(12) months of the Term, to prospective tenants; and to post notices of non responsibility; all without abatement of rent; provided, however, that the business of Tenant shall be interfered with to the least extent that is reasonably practical and, except in cases of emergency. Landlord shall give Tenant at least forty eight (48) hours prior notice. Tenant may reasonably designate areas of the Premises as confidential areas and Landlord shall not enter such areas except as necessary in cases of emergency. Landlord shall not conduct any Hazardous Materials remediation inside of the Building Shell without the written approval of Tenant, which approval shall not be unreasonably withheld.

24. EVENT OF DEFAULT AND LANDLORD'S REMEDIES

        24.1 Events of Default. The occurrence of any of the following shall be an Event of Default on the part of Tenant hereunder:

        (a) Failure to pay any part of the Base Rent or Additional Rent herein reserved, or any other sums of money that Tenant is required to pay hereunder at the times or in the manner herein provided, when such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; any such notice shall be deemed to be the notice required under California Code of Civil Procedure Section 1161. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord expressly so elects in such notice.

        (b) Failure to perform any nonmonetary provision of this Lease when such failure shall continue for a period of thirty (30) days, or such other period as is expressly set forth herein, after written notice thereof from Landlord to Tenant; any such notice shall be deemed to be the notice required under California Code of Civil Procedure Section 1161; provided that if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, then an Event of Default shall not be deemed to have occurred if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently and continuously prosecute such cure to completion. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord expressly so elects in such notice.

        (c) Tenant shall specifically admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy, insolvency, reorganization, dissolution or liquidation under any law or statute of any government or any subdivision thereof either now or hereafter in effect, make an assignment for the benefit of its creditors, consent to or acquiesce in the appointment of a receiver of itself or of the whole or any substantial part of the Premises.

        (d) A court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver of Tenant or of the whole or any substantial part of the Premises and such order, judgment or decree shall not be vacated, set aside or stayed within sixty (60) days after the date of entry of such order, judgment, or decree, or a stay thereof shall be thereafter set aside.

        (e) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant under any bankruptcy, insolvency, reorganization, dissolution or liquidation law or statute of the Federal government or any state government or any subdivision of either now or hereafter in effect, and such order, judgment or decree shall not be vacated, set aside or stayed within sixty (60) days from the date of entry of such order, judgment or decree, or a stay thereof shall be thereafter set aside.

        24.2 Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following rights and remedies:

        (a) The right to terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises in accordance with Article 26, and pay to Landlord all Base Rent, Additional Rent and other charges and amounts due from Tenant hereunder to the date of termination.

        (b) The rights and remedies described in California Civil Code Section 1951.2, including without limitation, the right to recover the worth at the time of award of the amount by which the Base Rent, Additional Rent and other charges payable hereunder for the balance of the

Term after the time of award exceed the amount of such rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subdivision (b) of said Section 1951.2, and the right to recover any amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom which, without limiting the generality of the foregoing, includes unpaid taxes and assessments, any direct costs or expenses incurred by Landlord in recovering possession of the Premises, maintaining or preserving the Premises after such default, preparing the Premises for reletting to a new Tenant, any repairs or alterations to the Premises for such reletting, leasing commissions, architect's fees and any other costs necessary or appropriate either to relet the Premises or, if reasonably necessary in order to relet the Premises, to adapt them to another beneficial use by Landlord and such amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

        (c) The rights and remedies described in California Civil Code Section 1951.4 that allow Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Base Rent, Additional Rent and other charges payable hereunder as they become due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

        (d) The right and power, as attorney in fact for Tenant, to enter and to sublet the Premises, to collect rents from all subtenants and to provide or arrange for the provision of all services and fulfill all obligations of Tenant under the Permitted Subleases and Landlord is hereby authorized on behalf of Tenant, but shall have absolutely no obligation, to provide such services and fulfill such obligations and to incur all such expenses and costs as Landlord deems necessary in connection therewith. Tenant shall be liable immediately to Landlord for all direct costs and expenses Landlord reasonably incurs in collecting such rents and arranging for or providing such services or fulfilling such obligations. Landlord is hereby authorized, but not obligated, to relet the Premises or any part thereof on behalf of Tenant, to incur such expenses as may be necessary to effect a relet and make said relet for such term or terms, upon such conditions and at such rental as Landlord in its sole discretion may deem proper. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in reletting the Premises including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting. If Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by it as a result of such reletting against any amounts due from Tenant hereunder to the extent that such rent or other proceeds compensate Landlord for the nonperformance of any obligation of Tenant hereunder. Such payments by Tenant shall be due at such times as are provided elsewhere in this Lease, and Landlord need not wait until the termination of this Lease, by expiration of the Term hereof or otherwise, to recover them by legal action or in any other manner. Landlord may execute any lease made pursuant hereto in its own name, and the Tenant thereunder shall be under no obligation to see to the application by Landlord of any rent or other proceeds, nor shall Tenant have any right to collect any such rent or other proceeds. Landlord shall not by any reentry or other act be deemed to have accepted any surrender by Tenant of the Premises or Tenant's interest therein, or be deemed to have otherwise terminated this Lease, or to have relieved Tenant of any obligation hereunder, unless Landlord shall have given Tenant express written notice of Landlord's election to do so as set forth herein.

        (e) The right to have a receiver appointed upon application by Landlord to take possession of the Premises and to collect the rents or profits therefrom and to exercise all other rights and remedies pursuant to Section 24.2(d).

        (f) The right to enjoin, and any other remedy or right now or hereafter available to a Landlord against a defaulting Tenant under the laws of the State of California or the equitable powers of its courts, and not otherwise specifically reserved herein.

        24.3 Waiver of Notice and Redemption. Except as otherwise expressly provided in this Article 24, Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to enter or re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 or 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default.

        24.4 Rights Cumulative. The various rights and remedies reserved to Landlord herein, including those not specifically described herein, shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity and the exercise of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by Landlord of any or all other rights and remedies.

25. LANDLORD'S RIGHT TO CURE DEFAULTS

        If Tenant shall fail or neglect to do or perform any act or thing herein provided by it to be done or performed and such failure shall not be cured within any applicable grace period provided in Article 24, then Landlord shall have the right, but shall have no obligation, to pay any Real Property Taxes payable by Tenant hereunder, discharge any lien, take out, pay for and maintain any insurance required under Article 19, or do or perform or cause to be done or performed any such other act or thing (entering upon the Premises for such purposes, if Landlord shall so elect), and Landlord shall not be or be held liable or in any way responsible for any loss, disturbance, inconvenience, annoyance or damage resulting to Tenant on account thereof, and Tenant shall repay to Landlord upon demand the entire reasonable cost and expense thereof, including, without limitation, compensation to the agents, consultants and contractors of Landlord and reasonable attorneys' fees and expenses. Landlord may act upon shorter notice or no notice at all if necessary in Landlord's judgment to meet an emergency situation or governmental or municipal time limitation; provided that Landlord shall provide Tenant with notice of any such act taken promptly thereafter. Landlord shall not be required to inquire into the correctness of the amount or validity of any Imposition or lien that may be paid by Landlord pursuant to this Article 25, and Landlord shall be duly protected in paying the amount of any such Imposition or lien claimed, and, in such event, Landlord shall also have the full authority, in Landlord's sole judgment and discretion and without prior notice to or approval by Tenant, to settle or compromise any such lien or Imposition. Any act or thing done by Landlord pursuant to the provisions of this Article 25 shall not be or be construed as a waiver of any default by Tenant, or as a waiver of any term, covenant, agreement or condition herein contained or of the performance thereof. If Tenant disputes the reasonableness of any costs and expenses incurred by Landlord in connection with any actions under this Article 25, such dispute shall be subject to arbitration pursuant to Article 39 hereof; provided however that the party not prevailing in such arbitration proceedings shall pay 100% of the costs and expenses thereof.

26. SURRENDER OF THE PREMISES

        Upon the termination of this Lease, whether at the expiration of the Term or prior thereto pursuant to any provision hereof, Tenant shall decommission the facilities and remove all containers of Tenant's Hazardous Materials from the Complex and remediate, to the extent required to Comply with Environmental Laws, any Tenant's Hazardous Materials on, from, or under the Premises and surrender to Landlord the Premises in good order and repair, reasonable wear and tear and damage resulting from Landlord's acts excepted and subject to the effects of any damage, destruction or Appropriation, as to which the provisions of Article 21 shall govern, and free and clear of all letting and occupancies other than any Permitted Subleases that pursuant to the provisions of this Lease Landlord has elected to recognize after such termination, and free and clear of all liens and encumbrances not caused by Landlord or otherwise approved in writing by Landlord. Upon any termination of this Lease, all Improvements (other than Tenant's Property) shall automatically and without further act by Landlord or Tenant, become the property of Landlord, free and clear of any claim or interest therein on the part of Tenant or anyone claiming under Tenant, and without payment therefor by Landlord. Upon or at any time after the Termination Date, if requested by Landlord, Tenant shall, without charge to Landlord, promptly execute, acknowledge and deliver to Landlord quitclaim deed or other document reasonably required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part and a good and sufficient assignment to Landlord of Tenant's interest in any Permitted Subleases which Landlord has elected to recognize after the Termination Date, and in any contracts, as designated by Landlord, relating to the operation, management, maintenance or leasing of the Premises or any part thereof, to the extent assignable, and shall deliver to Landlord all such other instruments, records and documents relating to the operation, management, maintenance or leasing of the Premises or any part thereof, including but not limited to all leases, lease files, plans and specifications, records, registers, permits, and all other papers and documents which may be necessary or appropriate for the proper operation and management of the Premises. Any contracts, agreements or other obligations of Tenant relating to the Premises not designated by Landlord and assigned by Tenant to Landlord pursuant to this Article 26 shall immediately terminate and be of no further force or effect as of the Termination Date. Any of Tenant's Property that remains on the Premises later than thirty (30) days (or ninety (90) days if the termination is a result of casualty or Appropriation) after the Termination Date may, at the option of Landlord, be deemed to have been abandoned by Tenant and may either be retained by

Landlord as its property or disposed of, without accountability, in such manner as Landlord may determine in its sole discretion.

27. HAZARDOUS MATERIALS

        27.1 As used herein the term "Hazardous Material" shall mean any agent, waste, substance or material which has been or is hereafter determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property including, without limitation, all of those materials and substances designated or defined as "infectious," "radioactive," "hazardous," "dangerous," or "toxic" by (i) the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Consumer Product Safety Commission, the Department of Health and Human Services, the Food and Drug Agency, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment, or by (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended, the Hazardous Waste Control Law, California Health & Safety Code 25100 et seq., as amended, Section 66680 through 666686 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended; and in the regulations adopted and publications promulgated pursuant to said laws.

        27.2 Tenant shall not cause or permit in, on, from or under the Premises, or cause or permit Tenant's Agents to cause in, on, from, under, or about the Complex, any Hazardous Material to be used, stored, discharged, released or disposed except in strict compliance with the terms of this Lease and with Environmental Laws. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all Environmental Laws relating to Tenant's Hazardous Materials. If any Hazardous Materials Occurrence results in contamination of the Premises or the Complex or any soil or ground water in, under or about the Premises or the Complex, Tenant shall notify Landlord as soon as possible, but in any event within seven (7) calendar days after Tenant becomes aware of such Hazardous Materials Occurrence, and Tenant, at its expense, shall promptly take all actions necessary to remove such Hazardous Materials to the extent required to Comply with Environmental Laws. The termination of this Lease shall not terminate or reduce the liability or obligations of Tenant under this Article 27, or as may be required by law, to clean up, monitor or remove any Tenant's Hazardous Materials from the Premises, or the Complex or any other property.

        Tenant shall not suffer any lien to be recorded against the Premises or the Complex as a consequence of any Hazardous Materials Occurrence, including any so called state, federal or local "super fund" lien related to the "clean up" of any Tenant's Hazardous Materials; provided, however, that Tenant shall have the right to contest any such lien in accordance with the provisions of
Section 15.2 above.

        27.3 In the event Hazardous Materials are discovered to have been released, disposed, discharged or stored in or about the Premises or the Complex not in Compliance with

Environmental Laws, and Landlord has reasonable cause to believe that such Hazardous Materials are Tenant's Hazardous Materials, then Landlord shall have the right to appoint a consultant reasonably acceptable to Tenant, to conduct, at Tenant's expense, an investigation to determine whether any Tenant's Hazardous Materials have been released, disposed, discharged or stored in or about the Premises or the Complex not in Compliance with Environmental Laws and to determine the corrective measures, if any, required to be taken with respect to such Hazardous Materials so as to Comply with Environmental Laws. Tenant, at its expense, shall comply with all recommendations of the consultant. If it is determined that such Hazardous Materials are not Tenant's Hazardous Materials, or that such Hazardous Materials are in Compliance with Environmental Laws, then Landlord shall reimburse Tenant for any costs incurred by Landlord and paid by Tenant under the terms of this Article 27. If it is determined that such Hazardous Materials are Tenant's Hazardous Materials and are not in Compliance with Environmental Laws, and Landlord has incurred costs for such investigation or remediation that have not been reimbursed by Tenant, Tenant shall promptly reimburse Landlord for such costs and comply with Section 27.2; provided that if Tenant disputes such determination such payment shall not be due unless and until the dispute resolution affirms the results.

        27.4 If Tenant discovers Hazardous Materials on or about the Complex that are not in Compliance with Environmental Laws, and (i) such Hazardous Materials materially impair Tenant's use of the Premises, (ii) Tenant has reasonable cause to believe that such Hazardous Materials are not Tenant's Hazardous Materials, and (iii) Landlord does not within thirty (30) days after receipt of notice from Tenant commence conducting an investigation to determine whether such Hazardous Materials are Tenant's Hazardous Materials (in which case
Section 27.3 shall apply) and whether or not such Hazardous Materials are in Compliance with Environmental Laws; and if they are not Tenant's Hazardous Materials and are not in Compliance with Environmental Laws, take (or cause to be taken) corrective measures as required to Comply with Environmental Laws to the extent necessary such that the material impairment of Tenant's use is eliminated or reduced to the extent reasonably possible (provided that in no event shall Landlord by required to remediate to standards more stringent than those required to Comply with Environmental Laws), then, in such case Tenant shall have the following rights: Tenant may appoint a reputable consultant reasonably acceptable to Landlord to conduct an investigation to determine whether or not such Hazardous Materials are Tenant's Hazardous Materials and are in Compliance with Environmental Laws, and if such investigation determines that such Hazardous Materials are not Tenant's Hazardous Materials and are not in Compliance with Environmental Laws, the measures necessary to eliminate or reduce to the extent reasonably possible the material impairment of Tenant's use of the Premises, but not in excess of those required in order to Comply with Environmental Laws. If the Hazardous Materials are not Tenant's Hazardous Materials and are not in Compliance with Environmental Laws, and if in fact Tenant's use of the Premises is materially impaired, then the costs of such investigation shall be promptly reimbursed by Landlord, provided that, if Landlord disputes the results of such investigation, such payment shall not be due unless and until the dispute resolution affirms the results. If within thirty (30) days after receipt of the results of such investigation Landlord does not cause such corrective measures to be commenced and thereafter diligently prosecuted, Tenant shall be entitled to undertake such measures and the reasonable out-of-pocket costs and expenses of such measures shall be promptly reimbursed by Landlord provided, that if Landlord disputes the results of such investigation, such payment shall not be due unless and until the dispute resolution affirms the results:

        27.5 Any dispute between Landlord and Tenant as to whether or not Hazardous Materials are Tenant's Hazardous Materials or as to the necessity or extent of corrective measures required to be taken pursuant to Section 27.3 or
Section 27.4 that cannot be resolved by good faith negotiations between Landlord and Tenant shall be resolved by arbitration pursuant to Article 39. In the event of arbitration under this Section 27.5, the party not prevailing in such arbitration shall pay 100% of the expenses of such arbitration.

        27.6 Each of Landlord and Tenant shall immediately notify the other party of any inquiry, test, investigation or enforcement proceeding relating to the Complex by or against Landlord or Tenant or the Premises or the Complex that becomes known to such party concerning any Hazardous Materials.

        27.7 Upon or prior to the Commencement Date, Tenant shall provide to Landlord a complete list of all Hazardous Materials expected to be employed by Tenant within the Premises. Throughout the term of the Lease, Tenant shall continue to update this list of Hazardous Materials.

        27.8 Tenant shall have no responsibility whatsoever for the remediation of any Hazardous Materials that are not Tenant's Hazardous Materials (see
Section 4.3 above).

28. SUBORDINATION

        Without the necessity of any additional document, this Lease shall be subject and subordinate at all times to: (a) all reciprocal easement agreements and all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises or the Complex or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed, (provided that such subsequent ground lease, mortgage or deed of trust shall provide that the rights of Tenant under this Lease shall not be disturbed so long as Tenant is not in default hereunder beyond any applicable cure period) in any amount for which the Premises, the Complex, ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any of the items referred to in clause (a) or (b) above. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord, provided that the rights and possession of Tenant hereunder shall not be disturbed so long as Tenant is not in default hereunder beyond any applicable cure period. The provisions of this Article 28 shall be self-operative and no further instrument shall be required. Tenant covenants and agrees, however, to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases, underlying leases, reciprocal easement agreements or similar documents or instruments, or with respect to the lien of any such mortgage or deed of trust. Tenant agrees to send to any mortgagees, or deed of trust holders, by registered mail, a copy of any notice of default served by Tenant upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing (by way of notice of assignment of rents or otherwise) of the addresses of such mortgagees, deed of trust holders and/or ground lessors shall have an additional thirty (30) days within which to cure such default, or if such default is other than a breach of the covenant of quiet enjoyment and is not reasonably susceptible of cure within that time, then such additional time as may be, reasonably necessary up to one hundred eighty
(180) days, if within such thirty (30) days, any mortgagee, deed of trust holder and/or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings).

29. USE OF NAME

        Tenant acknowledges and agrees that the names "The Leland Stanford Junior University," "Stanford" and "Stanford University," and all variations thereof, are proprietary to Landlord. Tenant shall not use any such name or any variation thereof or identify Landlord in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or use any trademark, service mark, trade name or symbol of Landlord or that is associated with it, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion. Notwithstanding the foregoing, Tenant may use the term "Stanford Research Park" only to identify the location of the Premises. Landlord acknowledges and agrees that the names "Genencor" and "Genencor International, Inc." are proprietary to Tenant. Landlord shall not use such name or any variation thereof or identify Tenant in promotional materials without Tenant's prior written consent. Notwithstanding the foregoing, Landlord may identify Tenant as a tenant of the Stanford Research Park.

30. SIGNS

        No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld or delayed, and if Tenant does not remove any such sign, placard, picture, advertisement, name or notice that has not been consented to by Landlord within five business days after notice from Landlord, Landlord shall have the right to remove the same at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, then upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost, and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign. All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, such approval not to be unreasonably withheld or delayed. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. If Landlord leases the Phase II Building to a tenant other than Tenant, signage for the Phase II Building shall be compatible with signage for the Premises approved by Landlord and shall be subject to Tenant's reasonable approval with respect to such compatibility.

If Landlord and Tenant cannot resolve any dispute with respect to signage for the Phase II Building, such dispute shall be resolved by arbitration in accordance with Article 39.

31. REPRESENTATIONS AND WARRANTIES

        31.1 Tenant hereby represents and warrants to Landlord as follows:

        (a) Tenant is a corporation duly formed and validly existing under the laws of the state of identified in the Basic Lease Information and is qualified to do business under the laws of the State of California. Tenant has full corporate power and authority to enter into and perform its obligations under this Lease and to develop, construct and operate the Premises as contemplated by this Lease.

        (b) Tenant has taken all necessary action to authorize the execution, delivery and performance of this Lease and this Lease constitutes the legal, valid, and binding obligation of Tenant.

        (c) Tenant has the right, power, legal capacity and authority to enter into and perform its obligations under this Lease and no approvals or consents of any person are required in connection with the execution and performance of this Lease except any approvals or consents that have been obtained. The execution and performance of this Lease will not result in or constitute any default or event that with notice or the lapse of time or both, would be a default, breach or violation of the organizational instruments governing Tenant or any agreement or any order or decree of any court or other governmental authority to which Tenant is a party or to which it is subject.

        31.2 Landlord hereby represents and warrants to Tenant as follows:

        (a) Landlord is a body having corporate powers under the laws of the State of California. Landlord has full corporate power and authority to enter into and perform its obligations under this Lease.

        (b) Landlord has taken all necessary action to authorize the execution, delivery and performance of this Lease and this Lease constitutes the legal, valid, and binding obligation of Landlord.

        (c) Landlord has the right, power, legal capacity and authority to enter into and perform its obligations under this Lease and no approvals or consents of any person are required in connection with the execution and performance of this Lease except any approvals or consents that have been obtained. The execution and performance of this Lease will not result in or constitute any default or event that with notice or the lapse of time or both, would be a default, breach or violation of the organizational instruments governing Landlord or any material agreement or any order or decree of any court or other governmental authority to which Landlord is a party or to which it is subject.

        (d) As of the date hereof there are no existing underlying ground leases on, or mortgages or deeds of trust encumbering, the Complex.

32. NO WAIVER BY LANDLORD

        No failure by Landlord to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Lease or to exercise any right or remedy upon a breach thereof, and no acceptance by Landlord of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such term, covenant, agreement, provision, condition or limitation. No term, covenant, agreement, provision, condition or limitation of this Lease and no breach thereof may be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease but each and every term, covenant, agreement, provision, condition and limitation of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach.

33. CERTIFICATES OF ESTOPPEL

        33.1 Tenant, at any time and from time to time upon not less than ten
(10) days' prior written notice from Landlord, will execute, acknowledge and deliver to Landlord or to any party designated by Landlord, a certificate of Tenant stating: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Commencement Date and Expiration Date of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (e) to the best of Tenant's knowledge, whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Base Rent and Additional Rent and other charges under this Lease have been paid, and (g) any other information that may reasonably be required by any of such persons, subject to reasonable restrictions on confidentiality.

        33.2 Landlord shall at any time upon not less than ten (10) days' prior written notice from Tenant execute and deliver to Tenant, or to such other party as may be specified by Tenant, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) specifying the Commencement Date and Expiration Date of this Lease, and (iii) acknowledging that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults, if any, are claimed.

34. NO PARTNERSHIP

        It is expressly understood that neither Tenant nor Landlord is or becomes, in any way or for any purpose, a partner of the other in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with the other, or agent of the other by reason of this Lease or otherwise. Tenant is and shall be an independent contractor with respect to the Lease and Premises.

35. NO DEDICATION

        This Lease shall not be, nor be deemed or construed to be, a dedication to the public of the Premises, the areas in which the Premises are located or the Improvements, or any portion thereof.

36. NO THIRD PARTY BENEFICIARIES

        This Lease shall not confer nor be deemed nor construed to confer upon any person or entity, other than the parties hereto any right or interest, including, without limiting the generality of the foregoing, any third party beneficiary status or any right to enforce any provision of this Lease.

37. NOTICES

        Any notice, consent or other communication required or permitted under this Lease shall be in writing and shall be delivered by hand, sent by air courier, sent by prepaid registered or certified mail with return receipt requested, or sent by facsimile with a copy sent by overnight delivery, and shall be deemed to have been given upon receipt. All notices shall be addressed as appropriate to the addresses set forth in the Basic Lease Information (or to such other or further addresses as the parties may designate by notice given in accordance with this section). Any notice requesting Landlord's approval of any matter that, pursuant to the terms of this Lease is subject to a deadline for Landlord's reply, shall state the deadline and cite the applicable provision of this Lease. If Tenant fails to so specify the deadline and the applicable Lease provision, such deadline shall not apply.

38. FINANCIAL STATEMENTS

        In the event Tenant tenders to Landlord any information on the financial stability, credit worthiness or ability of Tenant to pay the rent due and owing under the Lease, then Landlord shall be entitled to rely upon the information provided in determining whether or not to enter into this Lease with Tenant and Tenant hereby represents and warrants to Landlord the following: (i) that all documents provided by Tenant to Landlord are true and correct copies in all material respects of the originals; (ii) Tenant has not withheld any information from Landlord that is material to Tenant's credit worthiness, financial condition or ability to pay the rent; (iii) all written information supplied by Tenant to Landlord is true, correct and accurate in all materials respects (to Tenant's knowledge in the case of information supplied by a third party); and
(iv) no part of the information supplied by Tenant to Landlord contains any materially misleading or fraudulent statements (to Tenant's knowledge in the case of information supplied by a third party).

39. ARBITRATION OF DISPUTES

        No dispute relating to this Lease shall be subject to arbitration unless a specific provision of this Lease expressly states that such dispute is subject to arbitration (which provisions are: Sections 10.1, 11.5, 11.8(e), 11.12, 19.2, 21.3, 21.7, 21.8, 21.10, and 27.5 and Articles 25 and 30) or the parties subsequently agree in writing to submit the dispute to arbitration. Any dispute, controversy or claim that this Lease expressly requires to be submitted to arbitration shall be settled by arbitration in Santa Clara County, California. To the extent not inconsistent with the provisions of this Article 39, said arbitration shall be conducted in accordance with the Rules of Commercial Arbitration of the American Arbitration Association or its successor, and the provisions of California Code of Civil Procedure Section 1283.05, or any successor or amended statute or law containing similar provisions. Arbitration required to be conducted pursuant hereto may be initiated by either party by notice to the other party of the dispute to be arbitrated and of a list of acceptable arbitrators. If the parties cannot agree on a single arbitrator within ten (10) business days after the date either party sends such written notice and list of acceptable arbitrators to the other party, the arbitrator shall be appointed by the Superior Court of Santa Clara County pursuant to the provisions of California Code of Civil Procedure Section 1281.6, or any successor or amended statute or law containing similar provisions. The parties jointly or separately may provide the court with a list of names of acceptable arbitrators. Promptly after the arbitrator's appointment, the arbitrator shall meet with the parties, jointly or separately and shall attempt to resolve the dispute, controversy or claim submitted to arbitration hereunder, and failing such resolution, the arbitrator shall promptly decide the matter in accordance with applicable law and deliver a written decision to each of the parties. The arbitrator shall have no power to modify the provisions of this Lease and the arbitrator's jurisdiction is limited accordingly. Except as otherwise expressly stated herein, the expenses of such arbitration shall be borne equally by Landlord and Tenant. The provisions of this Lease relating to arbitration shall be specifically enforceable and shall be subject to the discretion of the court as provided in Part 3, Title 9 (beginning with Section 1280) of the California Code of Civil Procedure. All actions brought under said Title 9 and all actions pertaining to these arbitration provisions shall be brought in the Superior Court of Santa Clara County or the U.S. District Court for the Northern District of California. Subject to the provisions of this Lease, an award of the arbitrator selected by the parties or by the court shall be final and binding upon the parties hereto and judgment may be entered upon it in a court having jurisdiction pursuant to Section 42.9 hereof.

        NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ABOVE `ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS

VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION.

        Consent to neutral arbitration by _______ (Landlord); by ______
(Tenant).

40. HOLDING OVER

        Any holding over after the expiration of the Term with the consent of Landlord shall be on a month-to-month basis at a Base Rent equal to (200%) of the latest Base Rent payable by Tenant hereunder prior to such expiration if the prior Lease Year was during the initial Term; or if such prior Lease Year was during a Renewal Term, one hundred twenty-five percent (125%) of the latest Base Rent payable under this Lease, in any case excluding any abatements resulting from any event of damage or destruction, together with an amount estimated by Landlord for the monthly Additional Rent payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and entitle Landlord to exercise any or all of its remedies as provided in
Article 24 hereof, notwithstanding that Landlord may elect to accept one or more payments of Base Rent and Additional Rent from Tenant.

41. NONDISCRIMINATION

        In performing the obligations set forth herein, Tenant shall not discriminate against any person on the basis of race, gender, age, creed, cohabitation, sexual preference, color, ancestry, national origin, heritage, religion or physical or mental disability.

42. GENERAL PROVISIONS

        42.1 Memorandum. This Lease shall not be recorded. However, at the request of either party, the parties hereto shall execute and acknowledge a memorandum hereof in recordable form that Landlord shall file for recording in the Official Records of Santa Clara County.

        42.2 Broker's Commissions. Each of Landlord and Tenant warrants to the other party that it has had dealings with no brokers or agents in connection with the negotiation of this Lease and that it knows of no broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify the other party, and hold it harmless, from and against any real estate brokerage commissions or other such obligations incurred by the indemnifying party in connection with the negotiation or execution of this Lease.

        42.3 Severability. In case any one or more of the provisions of this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, and this Lease shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

        42.4 Time of the Essence. Time is hereby expressly declared to be of the essence of this Lease and of each and every term, covenant, agreement, condition and provision hereof.

        42.5 Headings. Article, Section and subsection headings in this Lease are for convenience only and are not to be construed as a part of this Lease or in any way limiting or amplifying the provisions hereof.

        42.6 Lease Construed as a Whole. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant. The parties acknowledge that each party and its counsel have reviewed this Lease and participated in its drafting and therefore that the rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed nor applied in the interpretation of this Lease.

        42.7 Meaning of Terms. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, association, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof. The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several.

        42.8 Attorneys' Fees. In the event of any action or proceeding at law or in equity between Landlord and Tenant to enforce or interpret any provision of this Lease or to protect or establish any right or remedy of either party hereunder, the party not prevailing in such action or proceeding shall pay to the prevailing party all costs and expenses, including without limitation, reasonable attorneys' fees and expenses (including attorneys' fees and expenses of in-house attorneys), incurred therein by such prevailing party and if such prevailing party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment.

        42.9 California Law; Forum. The laws of the State of California, other than those laws denominated choice of law rules which would require the application of the laws of another forum, shall govern the validity, construction and effect of this Lease. This Lease is made and all obligations hereunder arise and are to be performed in the County of Santa Clara, State of California. Any action which in any way involves the rights, duties and obligations of the parties hereto may (and if against Landlord, shall) be brought in the courts of the State of California located in Santa Clara County or in the United States District Court for the Northern District of California, and the parties hereto hereby submit to the personal jurisdiction of said courts.

        42.10 Binding Agreement. Subject to the restrictions on assignment and subletting contained herein, the terms, covenants and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

        42.11 Entire Agreement. This instrument, together with the exhibits and attachments hereto, all of which are incorporated herein by reference, and together with that certain Lease Supplement and Phase II Agreement of even date herewith by and between Landlord and Tenant and the Pre-Lease Access Agreement, constitutes the entire agreement between Landlord and Tenant with respect to the subject matter hereof and supersedes all prior offers, negotiations, oral and written. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

        42.12 Finances. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not materially affected.

        42.13 Quiet Enjoyment. Tenant, upon paying the Base Rent and Additional Rent due hereunder and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, in accordance with the terms and provisions of this Lease.

        42.14 Termination Not Merger. The voluntary sale or other surrender of this Lease by Tenant to Landlord, or a mutual cancellation thereof, or the termination thereof by Landlord pursuant to any provision contained herein, shall not work a merger, but at the option of Landlord shall either terminate any or all existing subleases or sub tenancies hereunder, or operate as an assignment to Landlord of any or all of such subleases or sub tenancies.

        42.15 Landlord's Review. The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality of suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in the Complex, in the Building and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder with respect to such review, approval, inspection or examination by Landlord.

        42.16 Tenant's Property. Landlord, within ten (10) days after receipt of written request from Tenant, shall execute and delivery any document reasonably required by any supplier, lessor, or lender in connection with the installation in the Premises of Tenant's Property in which Landlord waives any rights it may have or acquire with respect to such property, if the supplier, lessor, or lender, as the case may be, agrees in writing that: (i) it will remove such property from the Premises before the expiration of the Term or within 30 days after termination of the Term (or 90 days if the termination is a result of casualty or Appropriation), but if it does not remove such property within such period it shall have waived any rights it may have had to such property, and
(ii) it will make whatever restoration to the Premises that is necessitated by the removal.

        42.17 Landlord Default. In the event of the occurrence of any default by Landlord with respect to any term, covenant or condition of this Lease on the part of Landlord to be performed, which default shall continue for thirty (30) days after written notice thereof by Tenant to Landlord (or such longer period as is reasonably necessary to remedy such default, provided that Landlord shall commence to remedy such default within said thirty (30) day period and shall continuously and diligently pursue such remedy until such default is cured), Tenant may perform any such term, covenant and condition for the account and on behalf of Landlord and further shall have all rights available to tenants in law and equity to (i) procure Landlord's performance hereunder, (ii) bring an action for damages, and
(iii) seek declaratory relief as to the parties' respective rights and obligations under this Lease. In the event that Tenant performs any term, covenant or condition on account and on behalf of Landlord, Landlord shall promptly reimburse Tenant for all costs thereby incurred, including reasonable costs of administration and management, together with interest on any unpaid amount at the Interest Rate from the date which is ten (10) days after the date Landlord receives Tenant's demand therefor until paid.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease by proper persons thereunto duly authorized as of the date first above written.

                                    THE BOARD OF TRUSTEES OF THE LELAND
                                    STANFORD JUNIOR UNIVERSITY


                                    By: Stanford Management Company


                                    By       /s/
                                      ------------------------------------------
                                             Curtis Feeny
                                    Executive Vice President Real Estate

                                    GENENCOR INTERNATIONAL, INC.


                                    By       /s/
                                      ------------------------------------------
                                             W. Thomas Mitchell
                                    President and Chief Executive Officer